UNITED STATES
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CIMPRESS PLC
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CIMPRESS PLC
First Floor Building 3, Finnabair Business and Technology Park
Dundalk, Co. Louth A91 XR61
Ireland

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

Cimpress plc will hold its 2025 Annual General Meeting of Shareholders:

on Wednesday, December 17, 2025
at 6:00 p.m. Dublin Time
at the offices of Matheson LLP
70 Sir John Rogerson's Quay
Dublin 2, D02 R296
Ireland

MATTERS TO BE ACTED UPON AT THE ANNUAL GENERAL MEETING:

(1) Reappoint Robert S. Keane to our Board of Directors to serve for a term of three years ending at the conclusion of our annual general meeting of shareholders in 2028

(2) Reappoint Scott J. Vassalluzzo to our Board of Directors to serve for a term of three years ending at the conclusion of our annual general meeting of shareholders in 2028

(3) Approve, on a non-binding, advisory basis, the compensation of our named executive officers, as described in this proxy statement

(4) Renew the authority of our Board of Directors, until June 17, 2027, to issue authorized but unissued ordinary shares of Cimpress plc up to a maximum of 20% of our issued and outstanding share capital

(5) Renew the authority of our Board of Directors, until June 17, 2027, to opt out of statutory preemption rights under Irish law with respect to the issuance of ordinary shares for cash, up to a maximum of 20% of our issued and outstanding share capital

(6) Reappoint PricewaterhouseCoopers Ireland as our statutory auditor under Irish law to hold office until the conclusion of our annual general meeting of shareholders in 2026

(7) Authorize our Board of Directors or Audit Committee to determine the remuneration of PricewaterhouseCoopers Ireland in its capacity as our statutory auditor under Irish law

(8) Transact other business, if any, that may properly come before the meeting or any adjournment of the meeting

Each proposal other than Proposal 5 will be proposed as an ordinary resolution under Irish law, requiring, in each case, at least a simple majority of the votes cast to be in favor of the resolution for the resolution to pass. Proposal 5 will be proposed as a special resolution under Irish law, requiring at least 75% of the votes cast to be in favor of the resolution to pass.

During the annual general meeting, management will present, for consideration by the shareholders, our statutory financial statements under Irish law for the fiscal year ended June 30, 2025 (including the reports of the directors and the Irish statutory auditor thereon) and a review of Cimpress' affairs.

Our Board of Directors has no knowledge of any other business to be transacted at the annual general meeting.

Shareholders of record at the close of business on October 16, 2025 are entitled to attend, speak, and vote at the annual general meeting, or to appoint one or more proxies to do so instead of the shareholder at the annual general meeting. A proxy need not be a shareholder. To be valid, a proxy must be received no later than 11:59 p.m. Eastern

Standard Time on December 16, 2025 at one of the addresses and otherwise in the manner described in the attached proxy statement. Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, please complete and promptly return the proxy card or voter instruction form in accordance with the instructions that we or your bank or brokerage firm have provided. Your prompt response will ensure that your shares are represented at the annual general meeting. You can change your vote and revoke your proxy by following the procedures described in the attached proxy statement.

Please read the attached proxy statement for additional information on the matters to be considered at the annual general meeting. The proxy statement is incorporated into this notice by this reference.

All shareholders are cordially invited to attend the annual general meeting.

By order of the Board of Directors,
Robert S. Keane
Founder, Chairman and Chief Executive Officer
October 28, 2025

CIMPRESS PLC
First Floor Building 3, Finnabair Business and Technology Park
Dundalk, Co. Louth A91 XR61
Ireland

PROXY STATEMENT FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS

to be held on December 17, 2025

This proxy statement contains information about the 2025 Annual General Meeting of Shareholders of Cimpress plc, which we refer to in this proxy statement as the annual meeting or the meeting. We will hold the annual meeting on Wednesday, December 17, 2025 at the offices of Matheson LLP, 70 Sir John Rogerson's Quay, Dublin 2, D02 R296, Ireland. The meeting will begin at 6:00 p.m. Dublin Time.

We are furnishing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Cimpress plc (which is also referred to in this proxy statement as we, us, the company, or Cimpress) for use at the annual meeting and at any adjournment of the annual meeting.

We are first mailing or making available the Notice of Annual General Meeting, this proxy statement, and our Annual Report to Shareholders for the fiscal year ended June 30, 2025 on or about November 5, 2025.

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual General Meeting of Shareholders:

This Proxy Statement, the 2025 Annual Report to Shareholders, and the statutory financial statements under Irish law for the fiscal year ended June 30, 2025 (including the reports of our directors and our Irish statutory auditor thereon) will be available for viewing, printing and downloading at http://www.viewproxy.com/Cimpress/2025. We will furnish without charge a copy of this proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, as filed with the United States Securities and Exchange Commission, or SEC, as well as the statutory financial statements under Irish law for the fiscal year ended June 30, 2025 (including the reports of our directors and our Irish statutory auditor thereon), to any shareholder who requests it by emailing ir@cimpress.com or writing to Cimpress plc, c/o Cimpress USA Incorporated, Attention: Investor Relations, 275 Wyman Street, Waltham, MA 02451, USA. This proxy statement and our Annual Report on Form 10-K are also available on the SEC’s website at www.sec.gov.

For the 2025 annual meeting, we are continuing our practice of furnishing proxy materials to shareholders over the Internet, in accordance with SEC rules. We believe that this e-proxy process expedites shareholders' receipt of proxy materials, while lowering the costs and reducing the environmental impact of our annual meeting. On or about November 5, 2025, we are mailing to our beneficial shareholders a Notice of Internet Availability containing instructions on how to access our proxy statement and 2025 Annual Report to Shareholders and how to vote online. The Notice of Internet Availability contains instructions on how you can (i) receive a paper copy of the proxy statement, proxy card and Annual Report if you received only a Notice of Internet Availability by mail or (ii) elect to receive your proxy statement and Annual Report over the Internet if you received them by mail this year. All shareholders other than beneficial holders will continue to receive a paper copy of this proxy statement, proxy card and Annual Report by mail.

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INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS

Our Board of Directors:

The Board of Directors of Cimpress plc (which is also referred to in this proxy statement as our Board of Directors or our Board) consists of four independent, non-employee directors and Robert S. Keane, our Chief Executive Officer and Chairman, who serve for rotating terms of three years. Additional information about our directors is as follows:

Name	Age	Board Position	Cimpress Director Since:	Current Term Expires at our Annual General Meeting in:	Independent Director
Robert S. Keane	62	Chairman	January 1995	2025	No
Sophie A. Gasperment	61	Non-Employee Director	November 2016	2026	Yes
Dessislava Temperley	52	Non-Employee Director	September 2021	2027	Yes
Wayne Ting*	41	Non-Employee Director	May 2025	2027	Yes
Scott J. Vassalluzzo	53	Non-Employee Director	January 2015	2025	Yes
_____________
*    Mr. Ting was appointed to our Board on May 27, 2025.

ROBERT S. KEANE has served as our Chief Executive Officer and Chairman since he founded Cimpress in January 1995. From 1988 to 1994, Mr. Keane was an executive at Flex-Key Corporation, an original equipment manufacturer of keyboards, displays and retail kiosks used for desktop publishing. Since December 2019, Mr. Keane has also served on the Board of Directors of Astronics Corporation, a supplier to the aerospace industry. Mr. Keane brings to Cimpress' Board his experience growing Cimpress from inception in 1995 to $3.4 billion of revenue in our 2025 fiscal year and his knowledge of Cimpress' customer needs, business model and markets.

SOPHIE A. GASPERMENT has served as Senior Advisor to Boston Consulting Group since November 2019, where she supports their Consumer and Digital Acceleration practices, and has also provided strategy consulting services to several clients. Ms. Gasperment held multiple senior management positions during her tenure at L’Oréal from September 1986 to November 2018, including Managing Director, L’Oréal UK and Ireland as well as Chair and Global Chief Executive Officer of The Body Shop, the values-led retail brand that spanned 60 countries and was c.20,000 people strong during her tenure. Ms. Gasperment has served on the board of directors of Kingfisher plc, a FTSE 100 Home Improvement international company, since December 2018, and on the board of directors of Givaudan SA, a world leading flavour and fragrances company, since September 2020. Previously, Ms. Gasperment served for 12 years on the board of Accor from 2010 to 2022, the hospitality global player, where she chaired the Nomination/Remuneration/CSR committee, and of D’Ieteren Group, from 2018 to 2023. From September 2019 to July 2022, Ms. Gasperment also served as an "expert in residence" at Station F for the start-up incubator of HEC Paris. Ms. Gasperment brings to Cimpress' Board her leadership and strategy acumen, her consumer brand-building and go-to-market expertise, her insights in digital business transformation and her experience on the boards of other international public companies.

DESSISLAVA TEMPERLEY has served on the boards of directors of Coca-Cola Europacific Partners PLC, a British multinational bottling company, since May 2020 and Philip Morris International Inc., a leading international tobacco company, since December 2021 and served on the board of directors of Corbion N.V., a Dutch food and biochemicals company, from May 2021 to May 2025. Ms. Temperley previously served as Group Chief Financial Officer of Beiersdorf AG, a German multinational company that manufactures personal-care products and pressure-sensitive adhesives, from July 2018 through June 2021. Ms. Temperley spent 14 years at Nestlé, from April 2004 through June 2018, serving in various roles including Head of Investor Relations, CFO of Nestle Purina Petcare (EMENA), Head of Global Planning and Performance Monitoring, Controller, and Finance Director. Ms. Temperley brings to Cimpress' Board a wealth of financial and operating expertise from her over 20 years of experience in various finance leadership roles and service on boards of directors and audit committees at multinational companies.

WAYNE TING has served as Chief Executive Officer of Neutron Holdings, Inc. d/b/a Lime, which describes itself as the world’s largest shared electric vehicle company, since May 2020, and was Lime’s Global Head of Operations & Strategy from October 2018 to May 2020. Prior to that, Mr. Ting held multiple senior management positions at Uber Technologies, Inc., a technology platform company, from May 2014 to October 2018, including Chief of Staff to the CEO from July 2017 to October 2018. Mr. Ting also served as a Senior Policy Advisor for the National Economic Council to The White House from May 2012 to May 2014, a Private Equity Associate for Bain Capital, a global private equity firm, from July 2008 to June 2010, and a Business Analyst for McKinsey & Company, a leading management consulting firm, from June 2006 to June 2008. In addition, Mr. Ting co-founded CampusNetwork.com, the first college-based social networking site, in 2003. Mr. Ting brings to Cimpress' Board his extensive leadership experience in high-growth technology companies, deep expertise in operations and strategy, and a strong background in public policy and entrepreneurship.

SCOTT J. VASSALLUZZO is a Managing Member of Prescott General Partners LLC (PGP), an investment advisory firm that holds 14.6% of Cimpress' outstanding shares. PGP serves as the general partner of three private investment limited partnerships, including Prescott Associates L.P. (together, the Prescott Partnerships). Mr. Vassalluzzo joined the Prescott organization in 1998 and has served as a Managing Member of PGP since January 2012. Prior to 1998, Mr. Vassalluzzo worked in public accounting at Coopers & Lybrand (now PricewaterhouseCoopers LLP) and was a certified public accountant. Mr. Vassalluzzo has served on the boards of directors of Credit Acceptance Corporation, an auto finance company providing automobile loans and other related financial products, since March 2007 and World Acceptance Corporation, a personal installment loan company, since August 2011. Mr. Vassalluzzo brings to Cimpress' Board his advocacy for the priorities of long-termism and intrinsic value per share, his appreciation and understanding of the perspectives of our other long-term shareholders, and his experience on the boards and board committees of other publicly traded companies.

Our Executive Officers:

Name	Title	Age	Joined Cimpress
Robert S. Keane	Founder, Chief Executive Officer of Cimpress, and Chairman	62	January 1995
Sean E. Quinn	Executive Vice President and Chief Financial Officer	46	October 2009
Florian Baumgartner	Executive Vice President and Chief Executive Officer of Vista	47	October 2019
Maarten Wensveen	Executive Vice President and Chief Technology and MCP Operations Officer	45	October 2011

ROBERT S. KEANE has served as our Chief Executive Officer and Chairman since he founded Cimpress in January 1995, and his biography is in the "Our Board of Directors" section above.

SEAN E. QUINN has served as our Chief Financial Officer since October 2015 and as Executive Vice President since July 2016. Mr. Quinn previously served as Senior Vice President from October 2015 to July 2016, as Chief Accounting Officer from November 2014 to October 2015, and in various other financial roles of increasing responsibility from October 2009 to November 2014. Before joining Cimpress, Mr. Quinn was a certified public accountant with KPMG LLP from September 2001 to October 2009 in the firm’s Philadelphia, London, and Boston offices. Mr. Quinn also serves on the board of directors of Credit Acceptance Corporation, an auto finance company providing automobile loans and other related financial products.

FLORIAN BAUMGARTNER has served as the Chief Executive Officer of Vista since February 2023 and as Executive Vice President since October 2019. Mr. Baumgartner previously served as Vista's Executive Vice President, Design & Service, from March 2022 to January 2023 and as President, International of Vista from October 2019 to February 2022. Before joining Cimpress, Mr. Baumgartner held various leadership roles at Amazon from October 2010 to September 2019 and was a strategy consultant at McKinsey & Company from January 2002 to September 2010.

MAARTEN WENSVEEN has served as our Executive Vice President and Chief Technology Officer since February 2019 and as our Chief MCP Operations Officer since October 2025. Mr. Wensveen previously served as Senior Vice President from January 2017 to February 2019, as Vice President of Technology from February 2015 to January 2017, and in various other technology leadership roles at Cimpress from

December 2011 to January 2015. Mr. Wensveen joined Cimpress in November 2011 when we acquired Albumprinter, where he had been the Head of Information Technology for approximately six years. Prior to Albumprinter, Mr. Wensveen was the founder of Quantes IT, an infrastructure and software services company that delivered automation solutions in a range of industries.

There are no family relationships among any of Cimpress' directors and executive officers. No arrangements or understandings exist between any director and any other person pursuant to which such person is to be selected for appointment to our Board of Directors.

PROPOSALS 1 AND 2—REAPPOINT TWO DIRECTORS TO OUR BOARD OF DIRECTORS

The members of our Board of Directors serve for rotating terms of up to three years. Our Board of Directors, in accordance with the recommendation of the Nominating Committee of our Board, recommends the reappointment of each of the following directors for a three-year term ending at the conclusion of our annual general meeting of shareholders in 2028:

1. Robert S. Keane - Our Board recommends the reappointment of Mr. Keane because of his experience growing Cimpress from inception in 1995 to $3.4 billion of revenue in our 2025 fiscal year and his knowledge of Cimpress' customer needs, business model and markets.

2. Scott J. Vassalluzzo - Our Board recommends the reappointment of Mr. Vassalluzzo because of his advocacy for the priorities of long-termism and intrinsic value per share, his appreciation and understanding of the perspectives of our other long-term shareholders, and his experience on the boards and board committees of other publicly traded companies.

You can find more information about Messrs. Keane and Vassalluzzo in the section of this proxy statement entitled “INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS.”

Our Board of Directors recommends that you vote FOR the reappointment of each of Messrs. Keane and Vassalluzzo to our Board.

PROPOSAL 3—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

At the annual meeting, in accordance with Section 14A of the U.S. Securities Exchange Act of 1934, we are asking our shareholders to approve the compensation of our named executive officers, as described in the Compensation Discussion and Analysis section, executive compensation tables, and accompanying narrative disclosures below. This is an advisory vote, meaning that this proposal is not binding on us, but our Compensation Committee takes shareholder feedback into account when designing our executive compensation program.

At our annual general meeting in 2023, a majority of our shareholders voted to hold the advisory vote to approve our executive compensation on an annual basis. Therefore, we intend to put forth at each annual general meeting of shareholders an advisory vote on the compensation of our named executive officers for the immediately preceding fiscal year.

Our Board of Directors recommends that you vote FOR the approval of the compensation of our named executive officers, as described below.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Overview

Our success depends on our ability to attract and retain top talent in a competitive marketplace, and to motivate that talent to achieve outstanding performance. Competitiveness for talent remains intense, and we often vie for qualified candidates against both larger, established companies with significant cash and equity resources and earlier-stage companies that can offer significant potential equity upside.

Our Board and executive team value and actively seek the views and insights of our shareholders. In determining our executive compensation policies and decisions for fiscal year 2025, our Compensation Committee considered the results of the most recent shareholder advisory vote on our executive compensation, or the “say-on-pay” vote, at our 2023 annual meeting held in December 2023.

For fiscal year 2025, we granted to our executive officers the same type of long-term incentive (LTI) awards as for fiscal year 2024. The LTI awards for each of these fiscal years consisted solely of performance share units (PSUs) with performance targets based on the financial metrics of revenue, adjusted EBITDA, and unlevered adjusted free cash flow for the applicable fiscal year of Cimpress (for Cimpress executive officers) or Vista (for Florian Baumgartner). The design of these PSUs, which we refer to as FY25 PSUs or FY24 PSUs, as applicable, maintains focus on both in-year financial performance and, because the awards vest over four-year periods, multi-year share price appreciation.

Our FY25 PSUs and FY24 PSUs reflect our transition away from prior PSUs with performance conditions based on the compound annual growth rate (CAGR) of the three-year moving average of the daily closing share price of Cimpress’ ordinary shares (3YMA), which we refer to as 3YMA-based PSUs. As discussed in our 2023 and 2024 proxy statements, although the pay-for-performance structure of our 3YMA-based PSUs worked to align executive and employee incentives with shareholder interests, it also meaningfully impaired the retention and motivation value of 3YMA-based PSUs for Cimpress' executives and employees. Throughout this proxy statement we refer to our FY25 PSUs, FY24 PSUs and 3YMA-based PSUs collectively as PSUs.

As part of the design of our FY25 PSUs and FY24 PSUs, our Compensation Committee assigned relative weightings to the financial metrics. For the FY25 PSUs, our Compensation Committee approved the following weightings:

•Revenue:                 20% (increased from 10% for FY24 PSUs)
•Adjusted EBITDA:             40% (decreased from 45% for FY24 PSUs)
•Unlevered adjusted free cash flow:     40% (decreased from 45% for FY24 PSUs)

After the end of the applicable fiscal year, we generally determine the number of shares issuable pursuant to each FY25 PSU or FY24 PSU based on (i) the relative weighting for each financial metric and (ii) the degree of achievement against the performance target for each financial metric. In May 2025, our Compensation Committee approved an amendment to the FY25 PSUs to implement a 60% minimum payout multiplier for the number of shares issuable pursuant to each FY25 PSU to balance the importance of performance-based equity while enhancing retention and motivation, subject to the Committee’s discretion to account for non-recurring items in determining the final number of shares issuable, and the determination for FY25 PSUs was made in accordance with that amendment, as described further below.

Competitive Compensation Program

In determining the compensation of our executive officers, our Compensation Committee takes into account the competitiveness of our executive compensation program, the internal equity of compensation among our executives, and each executive’s impact, criticality, and scope of role. The Committee does not assign specific weights to particular factors but considers them together in determining compensation. To assess the competitiveness of our executive compensation program for fiscal year 2025, our Compensation Committee used a compensation analysis that we developed internally using data from the comparison peer group described below, published compensation survey data, and detailed historical compensation analyses for each executive officer. The Committee did not engage an outside compensation consultant.

In advance of fiscal year 2025, we conducted a thorough peer group review to identify companies within various guidepost ranges for revenue, market capitalization, and enterprise value that, like Cimpress:

•Are strong brands operating in the small and medium-sized businesses (SMBs) enablement and/or consumer spaces
•Leverage technology to disrupt traditional industries or business models
•Serve millions of customers around the globe, often through marketplace or platform models
•Are entrepreneurial, innovative, and customer-focused

Based on that review, we substantially refreshed our peer group from fiscal year 2024 and selected the following 14 companies as our peer group for fiscal year 2025:

4imprint Group plc	GoDaddy Inc.	Upwork, Inc.
Angi Inc.	LegalZoom.com, Inc.	Wayfair Inc.
Deluxe Corporation	Shutterstock, Inc.	Yelp, Inc.
DropBox, Inc.	Squarespace, Inc.	Yeti Holdings, Inc.
Etsy, Inc.	TripAdvisor, Inc.

For fiscal year 2025, the principal elements of our compensation program for our named executive officers did not change from fiscal year 2024 and included base salary, LTI awards in the form of FY25 PSUs, and standard health and welfare benefits that are applicable to employees in each executive's geographic location.

Our Compensation Committee maintained the same base salary for each of our named executive officers from fiscal year 2024 to fiscal year 2025 and increased the grant values of LTI awards for our named executive officers in a range from 9% to 12% from fiscal year 2024 to fiscal year 2025, which resulted in increases to their total target compensation. As noted above, LTI awards for fiscal year 2025 consisted solely of FY25 PSUs based on the financial performance of Cimpress on a consolidated basis (in the case of Messrs. Keane, Quinn, and Wensveen) and of the Vista business (in the case of Mr. Baumgartner). Mr. Baumgartner received approximately half of his base salary for fiscal year 2025 in cash because he had elected in December 2020 to reduce his base salary by 88% for a four-year period from January 1, 2021 to December 31, 2024 in exchange for an RSU award granted on January 1, 2021 with a value (based on Cimpress' then-current share price) equal to the cumulative salary reduction, which RSUs vested in 16 equal quarterly installments over a four-year period.

Long-Term Incentive Program

In fiscal year 2025, 100% of the LTI compensation we granted to our executive officers was in the form of FY25 PSUs, consistent with our approach for grants of FY24 PSUs in fiscal year 2024. Our executive officers also hold legacy 3YMA-based PSUs granted to them in prior fiscal years, none of which have paid out because none of the performance conditions has been satisfied, and our executive officers other than Mr. Keane hold share options and RSU awards that were granted to them in prior years and continued to vest in fiscal year 2025.

FY25 PSUs. The performance target, weighting, and multipliers for the degree of achievement against the performance target for each financial metric for the FY25 PSUs at the time of approval were as follows:

Revenue* - Fiscal Year 2025 Performance Target: $3,540,262,654 for Cimpress; $1,848,749,994 for Vista Weighting: 20%
Percentage Achievement	<95% (Below Threshold)	95% (Threshold)	100% (Target)	105% or higher (Maximum)
Multiplier	0%	60%	100%	160%

Adjusted EBITDA* - Fiscal Year 2025 Performance Target: $506,994,004 for Cimpress; $417,072,101 for Vista Weighting: 40%
Percentage Achievement	<90% (Below Threshold)	90% (Threshold)	100-103% (Target)	110% or higher (Maximum)
Multiplier	0%	60%	100%	160%

Unlevered Adjusted Free Cash Flow* - Fiscal Year 2025 Performance Target: $332,190,015 for Cimpress; $345,341,510 for Vista Weighting: 40%
Percentage Achievement	<90% (Below Threshold)	90% (Threshold)	100-103% (Target)	110% or higher (Maximum)
Multiplier	0%	60%	100%	160%
_____________
* See Appendix A to this proxy statement for information regarding how the amounts for these non-GAAP financial measures were calculated from financial measures reported in our audited financial statements. This includes, for example, the removal of share-based compensation expense from the Vista reported segment EBITDA; therefore, these targets are not directly comparable to reported results.

After the end of the fiscal year, our Compensation Committee generally determines the multiplier for each financial metric based on the degree of achievement against the applicable performance target, and using the relative weightings for the financial metrics, determines the number of shares issuable pursuant to the awards, which vest over a four-year period following the grant date subject to continued employment through the applicable vesting date. As noted above, in May 2025, our Compensation Committee approved an amendment to the FY25 PSUs to implement a 60% minimum payout multiplier for the number of shares issuable pursuant to each FY25 PSU to balance the importance of performance-based equity while enhancing retention and motivation, subject to the Committee’s discretion to account for non-recurring items in determining the final number of shares issuable.

Share Options and Restricted Share Units. In fiscal years prior to fiscal year 2024, we granted share options and RSU awards to executives other than Mr. Keane that vest over four-year periods. The share options have a ten-year term and an exercise price equal to the closing price of Cimpress' shares on the Nasdaq Global Select Market on the grant date. Upon vesting each RSU is settled in ordinary shares of Cimpress plc on a one-to-one basis so long as Cimpress continues to employ the recipient on the vesting date.

3YMA-Based PSUs. The 3YMA-based PSU awards granted to our executive officers prior to fiscal year 2024 pay out only if the 3YMA reaches or exceeds specified CAGR thresholds which require our 3YMA to steadily increase over a period of several years. The 3YMA-based PSU awards have performance periods ranging from four to ten years, and each anniversary of the grant date within the performance period is a performance measurement date. On the first such measurement date that the 3YMA equals or exceeds the threshold CAGR set forth in the award agreement as compared to the 3YMA at the date of grant, the performance condition would be satisfied, and we would issue to the employee the number of Cimpress ordinary shares determined by multiplying the number of PSUs subject to the award by the applicable performance-based multiplier. The performance-based multipliers range from 75% for a 7% 3YMA CAGR to 250% for a 3YMA CAGR of 20% or above. If the 3YMA CAGR does not reach at least the lowest performance threshold set forth in the PSU award agreement on any of the measurement dates during the performance period, then the PSU award terminates and no Cimpress ordinary shares would be issued with respect to the award. The 3YMA-based PSUs generally service vest 25% per year over four years so long as the employee remains employed by Cimpress on each vesting date.

To date, no shares have been issued on any of the performance measurement dates for our outstanding 3YMA-based PSUs because our 3YMA has been below the applicable CAGR thresholds. The 3YMA CAGR thresholds are higher for future measurement dates, making future share issuances unlikely unless there is a dramatic and sustained increase in our share price.

Benefit Programs

The Compensation Committee believes that all employees based in the same geographic location should have access to similar levels of health and welfare benefits, and therefore our executive officers are eligible for the same health and welfare benefits, including medical, dental, vision, and disability plans, group life and accidental death and disability insurance and other benefit plans, as those offered to other employees in their location.

U.S.-based employees may participate in a 401(k) retirement plan that provides a company match of up to 50% on the first 6% of the participant’s eligible compensation that is contributed, subject to certain limits under the United States Internal Revenue Code of 1986, with company matching contributions vesting over a four-year period.

We also provide customary pension plans to our European employees.

Perquisites

In general, executives are not entitled to benefits that are not otherwise available to all other employees who work in the same geographic location. In fiscal year 2024, Mr. Keane relocated his primary residence and principal work location; Cimpress, in connection with the relocation, formed a new subsidiary to serve as Mr. Keane's primary employer and Cimpress obtained legal and tax advice relating to Mr. Keane's employment. The external costs that Cimpress incurred in these efforts related to his relocation are considered "perquisites" under SEC rules and are therefore reportable in the "All Other Compensation Column" of the Summary Compensation Table for fiscal year 2024 even though Mr. Keane did not receive these payments from Cimpress. In addition, in connection with the transition to the new subsidiary serving as Mr. Keane's primary employer, he received in fiscal year 2025 a payout to prevent the loss of certain accrued time under the company's paid time off plans, which is reported in the "All Other Compensation Column" of the Summary Compensation Table for fiscal year 2025.

Realized Compensation

To supplement the Summary Compensation Table and other SEC-required tables and disclosure, the table immediately below presents, for each named executive officer, Realized Compensation as compared to the total from the Summary Compensation Table, where "Realized Compensation" means the total of (1) salary received (same as shown in Summary Compensation Table), (2) bonus received (same as shown in Summary Compensation Table), (3) the value of Cimpress shares issued pursuant to vesting of share awards, including shares withheld for taxes, and (4) the value (net of the exercise price) of Cimpress shares that became issuable upon exercise pursuant to vesting of option shares, in each case, during a given fiscal year.

Because the Summary Compensation Table includes the value of equity awards only in the fiscal year during which they are granted and does not account for vesting of outstanding awards, the impacts of performance-based multipliers on vesting quantities, or changes to the price of Cimpress shares at the time of vesting events, an executive's Realized Compensation often varies significantly from the amounts shown in the Summary Compensation Table.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Value of Shares Issued from Share Awards that Vested ($)(1)	Value of Shares Issuable from Option Shares that Vested ($)(2)	Realized Compensation ($)	Total from Summary Compensation Table ($)
Robert S. Keane	2025	1,000,000	—	5,071,552	—	6,071,552	10,849,447
Chairman and Chief Executive	2024	1,000,000	—	—	—	1,000,000	8,284,739
Officer, Cimpress	2023	1,756,346	—	—	—	1,756,346	3,077,261

Sean Quinn	2025	800,000	—	4,243,727	287,716	5,331,443	5,484,024
Executive Vice President and	2024	800,000	—	3,459,764	655,621	4,915,385	4,210,093
Chief Financial Officer	2023	800,000	—	724,799	246,344	1,771,143	4,209,727

Florian Baumgartner	2025	404,306	—	3,843,577	211,556	4,459,439	3,404,276
Executive Vice President and	2024	93,662	200,000	3,209,238	482,106	3,985,006	3,043,607
Chief Executive Officer, Vista	2023	94,292	200,000	949,626	181,126	1,425,044	3,294,244

Maarten Wensveen	2025	750,000	—	3,100,074	232,712	4,082,786	4,450,128
Executive Vice President and	2024	750,000	—	2,467,068	530,316	3,747,384	3,510,295
Chief Technology Officer	2023	750,000	—	370,842	199,240	1,320,082	3,510,296
_____________
(1)    Determined by multiplying the number of shares issued pursuant to vesting of share awards, including shares withheld for taxes, by the closing sale price of Cimpress ordinary shares on Nasdaq on the vesting date (or on the last trading date immediately before the vesting date if the vesting date is not a trading date).
(2)    Determined by multiplying the number of shares that became issuable upon exercise pursuant to vesting of option shares by the difference, if positive, between the closing sale price of Cimpress ordinary shares on Nasdaq on the vesting date (or on the last trading date immediately before the vesting date if the vesting date is not a trading date) and the applicable option exercise price.

Executive Retention and Other Agreements

Executive Retention Agreements

We have entered into an executive retention agreement with each of our named executive officers. Under each executive retention agreement, if we terminate the executive's employment other than for cause, death, or disability or the executive terminates his employment for good reason before a change in control of Cimpress or within one year after a change in control (as cause, disability, good reason, and change in control are defined in the agreement), then the executive is entitled to receive the following:

•A lump sum severance payment equal to, in the case of Mr. Keane, 200% of his then-current annual base salary and 200% of any annual cash incentive award, and in the case of the other executives, 100% of the executive's then-current annual base salary and 100% of any annual cash incentive award. The annual cash incentive award portion of this severance payment is based on the amount the executive would receive if the applicable performance criteria, if any, were achieved at target levels.

•With respect to any outstanding annual cash incentive award, payment of a pro rata portion of the award (assuming achievement of the applicable performance criteria, if any, at target levels) based on the number of days elapsed from the beginning of the then-current fiscal year until the date of termination, less any amount previously paid to the executive under such award.

•With respect to any outstanding multi-year cash incentive award, payment of a pro rata portion of the award (assuming achievement of the applicable performance criteria, if any, at target levels) based on the number of days elapsed from the beginning of the then-current performance period until the date of termination, less any amount previously paid to the executive under such award.

•The continuation of all other employment-related benefits for two years after termination for Mr. Keane and one year after termination for the other executives.

•If the termination occurs within 12 months after a change in control of Cimpress, then the executive's share option awards remain exercisable until the earlier of 12 months after termination or the original expiration date of the award.

Each executive retention agreement also provides that if there is a change in control of Cimpress plc or if the executive’s employment is terminated within 180 days before a change in control of Cimpress plc (other than a termination by Cimpress for cause or a resignation by the executive without good reason), then effective upon the date of the change in control:

•All equity awards granted to the executive (other than 3YMA-based PSU awards, the accelerated vesting provisions of which are described below) will accelerate and become fully vested, with any equity award subject to performance-based vesting being deemed to be earned at 100% of the target levels of performance for such award.

•The performance criteria (if any) applicable to any outstanding annual or multi-year cash incentive awards will be deemed satisfied at 100% of the target levels of performance for such awards, and the executive will be entitled to receive 100% of the target amount of each such award, less any amount previously paid to the executive under such awards.

•Solely in the case of Mr. Keane, if Mr. Keane is required to pay any excise tax pursuant to Section 4999 of the U.S. Internal Revenue Code of 1986 as a result of compensation payments made to him, or benefits he obtained (including the acceleration of equity awards), in connection with a change in ownership or control of Cimpress plc, he will be entitled to receive a gross-up payment equal to the amount of such excise tax plus any additional taxes attributable to such gross-up payment. However, if reducing Mr. Keane's compensation payments by up to $50,000 would eliminate the requirement to pay an excise tax under Section 4999, then Cimpress has the right to reduce the payments by up to $50,000 to avoid triggering the excise tax and thus avoid providing a gross-up payment to Mr. Keane.

3YMA-Based PSU Awards

The equity plans and agreements that govern our 3YMA-based PSUs provide that, upon a change in control, all 3YMA-based PSUs that have satisfied the applicable service-based vesting conditions will be settled for Cimpress ordinary shares in accordance with the terms of the awards if the actual price paid per share to holders of Cimpress' securities in connection with the change in control equals or exceeds the minimum 3YMA CAGR thresholds set forth in the award agreements calculated as of the change in control date.

The following table sets forth information about the potential payments to our named executive officers upon their termination or a change in control of Cimpress, assuming that a termination or change in control took place on June 30, 2025.

Name		Cash Payment ($)(1)	Accelerated Vesting of Share Options ($)(2)	Accelerated Vesting of RSUs and PSUs ($)(3)	Benefits ($)(4)	Tax Gross-Up Payment ($)(5)	Total ($)
Robert S. Keane
•	Termination Without Cause or With Good Reason	2,000,000	—	—	46,740	—	2,046,740
•	Change in Control	—	—	8,468,037	—	—	8,468,037
•	Change in Control w/ Termination Without Cause or With Good Reason	2,000,000	—	8,468,037	46,740	—	10,514,777

Sean E. Quinn
•	Termination Without Cause or With Good Reason	800,000	—	—	29,782	—	829,782
•	Change in Control	—	14,839	4,674,150	—	—	4,688,989
•	Change in Control w/ Termination Without Cause or With Good Reason	800,000	14,839	4,674,150	29,782	—	5,518,771

Florian Baumgartner (6)
•	Termination Without Cause or With Good Reason	708,400	—	—	17,356	—	725,756
•	Change in Control	—	10,911	4,301,769	—	—	4,312,680
•	Change in Control w/ Termination Without Cause or With Good Reason	708,400	10,911	4,301,769	17,356	—	5,038,436

Maarten Wensveen
•	Termination Without Cause or With Good Reason	750,000	—	—	29,424	—	779,424
•	Change in Control	—	12,002	3,743,785	—	—	3,755,787
•	Change in Control w/ Termination Without Cause or With Good Reason	750,000	12,002	3,743,785	29,424	—	4,535,211
_____________

(1)	Reflects severance amounts payable under the executive's executive retention agreement upon the applicable triggering event.

(2)	Reflects the value of accelerated vesting of unvested, in-the-money share options upon the applicable triggering event, based on the difference, if positive, between the applicable option exercise price and $47.00 per share (the closing price of Cimpress ordinary shares on Nasdaq on June 30, 2025).

(3)	Reflects the value of accelerated vesting of unvested RSUs, FY24 PSUs and FY25 PSUs that would vest upon the applicable triggering event, based on $47.00 per share (the closing price of Cimpress ordinary shares on Nasdaq on June 30, 2025), and assumes the price per share paid to holders of Cimpress ordinary shares in connection with the change in control would represent a CAGR below the target performance goals for 3YMA-based PSUs and, consequently, that no shares would be issued in respect of 3YMA-based PSUs.

(4)	Reflects the estimated cost of providing employment-related benefits (such as insurance for medical, dental, and vision) for the period the executive is eligible to receive those benefits under the executive's executive retention agreement (two years after termination for Mr. Keane and one year after termination for the other executives).

(5)	Mr. Keane is our only executive officer with an excise tax gross-up provision in his executive retention agreement, and, based on the assumptions described above, he would not have been entitled to a gross-up payment in connection with a triggering event on June 30, 2025.

(6)	For Mr. Baumgartner, amounts relating to cash payments and employment-related benefits would be payable in Euros but are presented in U.S. Dollars using a conversion rate of €1.00 to $1.15187 based on the average currency exchange rate for the month of June 2025.

The Role of Company Executives in the Compensation Process

Although our Compensation Committee makes the final decisions about executive compensation, the Committee also takes into account the views of our Chief Executive Officer, who makes initial recommendations with respect to the compensation of executive officers other than himself. Other employees of Cimpress also participate in the preparation of materials presented to or requested by our Compensation Committee for use and consideration at Committee meetings.

Share Ownership Guidelines

We have share ownership guidelines for all of our executive officers and members of our Board of Directors. The guidelines require our executive officers and directors to hold Cimpress equity, including ordinary shares they hold directly or indirectly, outstanding RSUs and PSUs, and vested, unexercised, in-the-money share options, with a value, based on the two-year trailing average of the closing prices of Cimpress ordinary shares on Nasdaq, equal to or greater than a multiple of the executive officer’s annual base salary or the director's annual retainer, as follows:

•Chief Executive Officer: 5 times annual base salary
•Other executive officers: 3 times annual base salary
•Board of Directors: 3 times Board annual cash retainer

We give each executive officer and Board member four years from his or her initial appointment as a Cimpress executive officer or director to comply with the share ownership guidelines. As of June 30, 2025, all executive officers and directors had satisfied their ownership guideline requirement or were on track to do so within the applicable timeframe.

Equity Award Granting Practices

We typically grant equity awards on the 15th of the applicable month, and our annual grants are typically approved on August 15 after we have released earnings and our audited financial statements, including filing our Annual Report on Form 10-K, for the prior fiscal year. The timing of equity award grants is not coordinated with the release of material non-public information, and neither our Board nor our Compensation Committee takes material nonpublic information into account when determining the timing and terms of equity grant awards in order to take advantage of a depressed stock price or an anticipated increase in stock price. We do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

We did not grant any share options to executives or employees during fiscal year 2025 and have not done so since fiscal year 2023.

Compensation Recovery Policy

In accordance with the requirements of the SEC and Nasdaq listing rules, our Compensation Committee adopted a Compensation Recovery Policy on June 19, 2023, which is filed as an exhibit to our Annual Report on Form 10-K. The Compensation Recovery Policy provides that, in the event that Cimpress is required to prepare a restatement of its financial statements due to material noncompliance with any financial reporting requirement under securities laws, Cimpress must (subject to certain limited exceptions described in the policy and permitted under the SEC and Nasdaq listing rules) reasonably promptly recover any incentive-based compensation that was based upon the attainment of a financial reporting measure and that was received by any current or former executive officer after October 2, 2023 and during the three-year period preceding the date that the restatement was required if such compensation exceeds the amount that the executive officer would have received based on the restated financial statements.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the
Board of Directors
Scott J. Vassalluzzo, Chair
Sophie A. Gasperment
Dessislava Temperley

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the compensation as required to be disclosed by SEC rules in each of the last three fiscal years for each of the following individuals, and we refer to them throughout this proxy statement as our named executive officers:

(i) our principal executive officer,

(ii) our principal financial officer, and

(iii) our two other executive officers as of June 30, 2025.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Share Awards ($)(2)(3)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Robert S. Keane	2025	1,000,000	—	9,838,993	—	10,454(4)	10,849,447
Chairman and Chief	2024	1,000,000	—	7,249,901	—	34,838	8,284,739
Executive Officer, Cimpress	2023	1,756,346	—	1,320,915	—	—	3,077,261

Sean E. Quinn	2025	800,000	—	4,673,524	—	10,500(5)	5,484,024
Executive Vice President	2024	800,000	—	3,399,997	—	10,096	4,210,093
and Chief Financial Officer	2023	800,000	—	1,699,975	1,699,987	9,765	4,209,727

Florian Baumgartner(6)	2025	404,306	—	2,999,970	—	—	3,404,276
Executive Vice President and	2024	93,662	200,000	2,749,945	—	—	3,043,607
Chief Executive Officer, Vista	2023	94,292	200,000	1,749,969	1,249,983	—	3,294,244

Maarten Wensveen	2025	750,000	—	3,689,628	—	10,500(5)	4,450,128
Executive Vice President and	2024	750,000	—	2,749,945	—	10,350	3,510,295
Chief Technology Officer	2023	750,000	—	1,374,958	1,374,988	10,350	3,510,296

_____________

(1)	Amounts reported are cash retention bonuses granted in prior fiscal years that vested and were paid in the fiscal years shown.

(2)	Amounts reported are grant date fair values of share awards and option awards as computed in accordance with FASB ASC Topic 718, using assumptions included in Note 10 to our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, except to the extent described in footnote 3 to this table with respect to FY25 PSUs granted in fiscal year 2025. See footnote 5 to the Grants of Plan-Based Awards in the Fiscal Year Ended June 30, 2025 table for the value of the FY25 PSUs granted in fiscal year 2025 assuming the maximum achievement of the performance conditions.

(3)	Amounts reported for fiscal year 2025 also include the incremental fair value associated with implementing a 60% minimum payout multiplier for the number of shares issuable pursuant to the FY25 PSUs, subject to the Compensation Committee’s discretion to account for non-recurring items in determining the final number of shares issuable. The incremental fair value of these modifications for the named executive officers is $1,839,074 for Mr. Keane; $0 for Mr. Baumgartner; $873,528 for Mr. Quinn; and $689,658 for Mr. Wensveen.

(4)	Consists of (a) a $8,654 payout to prevent the loss of certain accrued time under the company's paid time off health and welfare benefit plans in connection with the transition to a new subsidiary serving as Mr. Keane's primary employer as a result of his relocation of his primary residence and principal work location and (b) the $1,800 cost the company incurred for Irish tax return preparation fees in respect of Mr. Keane's compensation as a director of Cimpress plc, which the company bears on behalf of each of the directors.

(5)	Amounts reported are matching contributions under our 401(k) deferred savings retirement plans.

(6)	Amounts reported, other than for share awards and option awards, were paid in Euros but are presented in U.S. Dollars, using for fiscal year 2025 amounts a conversion rate of €1.00 to $1.15187 based on the average currency exchange rate for the month of June 2025.

Grants of Plan-Based Awards in the Fiscal Year Ended June 30, 2025

The following table contains information about plan-based awards granted to each of our named executive officers during the fiscal year ended June 30, 2025.

		Estimated Possible Payouts Under Equity Incentive Plan Awards(1)			Grant Date Fair Value of Share Awards
		Threshold	Target	Maximum
Name	Grant Date	(#)(2)	(#)(3)	(#)(4)	($)(5)(6)
Robert S. Keane	8/15/2024	54,204	90,340	144,544	7,799,956
	8/15/2024	1,390	2,316	3,706	199,963
	5/23/2025	—	—	—	1,793,086
	5/23/2025	—	—	—	45,988

Sean E. Quinn	8/15/2024	26,407	44,012	70,419	3,799,996
	5/23/2025	—	—	—	873,528

Florian Baumgartner	8/15/2024	20,848	34,746	55,594	2,999,970
	5/23/2025	—	—	—	—

Maarten Wensveen	8/15/2024	20,848	34,746	55,594	2,999,970
	5/23/2025	—	—	—	689,658
___________________________

(1)
Share amounts reported are for FY25 PSU awards under which each PSU represents a right to receive between 0.6 and 1.6 Cimpress ordinary shares upon the satisfaction of (a) performance conditions relating to fiscal year 2025 revenue, adjusted EBITDA, and unlevered adjusted free cash flow of Cimpress (for Cimpress executive officers) or Vista (for Florian Baumgartner) and (b) service-based vesting, with vesting as to 25% of the earned PSUs on August 15, 2025 and as to 6.25% of the earned PSUs every three months thereafter until August 15, 2028. As noted in the Compensation Discussion and Analysis section, the FY25 PSUs were amended in May 2025 to implement a 60% minimum payout muliplier for the number of shares issuable pursuant to each FY25 PSU, subject to the Compensation Committee’s discretion to account for non-recurring items in determining the final number of shares issuable.

(2)	Reflects the number of shares subject to the award at 95% achievement against the revenue target and 90% achievement against the adjusted EBITDA and unlevered adjusted free cash flow targets (weighted multiplier of 60%).

(3)	Reflects the number of shares subject to the award at 100% achievement against the revenue, adjusted EBITDA, and unlevered adjusted free cash flow targets (weighted multiplier of 100%).

(4)	Reflects the number of shares subject to the award at 105% or above achievement against the revenue target and 110% or above achievement against the adjusted EBITDA and unlevered adjusted free cash flow targets (weighted multiplier of 160%).

(5)	Amounts reported for the 8/15/2024 grant date are grant date fair values of the awards as computed in accordance with FASB ASC Topic 718, using assumptions included in Note 10 to our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025. The maximum value of the awards assuming maximum achievement of the performance conditions is $12,799,819 for Mr. Keane, $4,799,900 for Messrs. Baumgartner and Wensveen, and $6,079,976 for Mr. Quinn, calculated by multiplying the maximum number of shares issuable pursuant to the applicable award by the closing price of Cimpress ordinary shares on Nasdaq on the grant date.

(6)	Amounts reported for the 5/23/2025 grant date are incremental fair values associated with modification of FY25 PSU awards to implement a 60% minimum payout multiplier, subject to the Compensation Committee’s discretion to account for non-recurring items in determining the final number of shares issuable.

Outstanding Equity Awards at June 30, 2025

The following table contains information about outstanding equity awards as of June 30, 2025 for each of our named executive officers.

	Option Awards				Share Awards
	Number of Securities Underlying Unexercised Options (1)		Option Exercise Price	Option Expiration Date	Number of Share Units That Have Not Vested	Market Value of Share Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares	Equity Incentive Plan Awards: Market Value of Unearned Shares
Name	(#) Exercisable	(#) Unexercisable	($)		(#)(2)	($)(3)	(#)(4)	($)(5)
Robert S. Keane					87,515(6)	4,113,205	93,750(8)	4,406,250
					55,594(7)	2,612,918	78,970(9)	3,711,590
							73,498(10)	3,454,406
							10,759(11)	505,673
							91,536(12)	4,302,192
							1,398(13)	65,706
							19,010(14)	893,470
							1,403(15)	65,941
							73,335(16)	3,446,745
							79,322(17)	3,728,134
							10,886(17)	511,642
							1,611(18)	75,717
							1,288(19)	60,536
							91,768(20)	4,313,096
							1,981(21)	93,107

Sean E. Quinn	55,649	18,549	46.20	8/15/2032	41,136(6)	1,933,392	24,301(8)	1,142,147
					26,407(7)	1,241,129	20,306(9)	954,382
					2,804(22)	131,788	18,898(10)	888,206
					11,498(23)	540,406	22,952(24)	1,078,744
							19,641(25)	923,127
							19,410(26)	912,270

Florian Baumgartner	17,049	13,639	46.20	8/15/2032	31,950(6)	1,501,650	10,743(29)	504,921
					20,848(7)	979,856	10,999(25)	516,953
					934(22)	43,898	10,451(26)	491,197
					8,263(27)	388,361
					8,455(23)	397,385
					7,179(28)	337,413

Maarten Wensveen	45,010	15,003	46.20	8/15/2032	33,272(6)	1,563,784	14,400(8)	676,800
					20,848(7)	979,856	6,016(9)	282,752
					2,337(22)	109,839	3,651(10)	171,597
					9,300(23)	437,100	18,362(24)	863,014
							20,951(25)	984,697
							16,175(26)	760,225
___________________

(1)
Each option award vests as to 25% of the original number of Cimpress ordinary shares subject to the award on June 30, 2023 and 6.25% of such number every three months thereafter until June 30, 2026, so long as the executive continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan through the applicable vesting date.

(2)	Amounts reported are the number of Cimpress ordinary shares issuable upon vesting of RSU, FY24 PSU, or FY25 PSU awards.

(3)	Determined by multiplying the number of shares issuable upon vesting of each award by $47.00 per share (the closing price of Cimpress ordinary shares on Nasdaq on June 30, 2025).

(4)	Amounts reported are the number of Cimpress ordinary shares issuable pursuant to 3YMA-based PSU awards if the 3YMA CAGR condition described in the applicable footnote below for such award is satisfied (namely, achievement on any specified date within a specified timeframe of a specified 3YMA CAGR range relative to a specified share price, which in each case is the 3YMA of Cimpress ordinary shares on the award grant date, except for one award as noted below). No shares will be earned or issuable pursuant to a 3YMA-based PSU award unless and until the 3YMA on a measurement date meets or exceeds the CAGR performance threshold applicable for such award and service-based vesting occurs. Except as described in the applicable footnote below for a 3YMA-based PSU award, service-based vesting has been fully satisfied for such award.

(5)
Determined by multiplying the number of shares issuable pursuant to each 3YMA-based PSU award if the conditions described in the applicable footnote below for such award were achieved by $47.00 per share (the closing price of Cimpress ordinary shares on Nasdaq on June 30, 2025).

(6)
Reflects the number of shares earned pursuant to an FY24 PSU award (based on achievement against fiscal year 2024 revenue, adjusted EBITDA, and unlevered adjusted free cash flow performance targets) and issuable upon satisfaction of service-based vesting, with vesting as to 25% of the number of PSUs earned on August 15, 2024 and as to 6.25% of such number every three months thereafter until August 15, 2027.

(7)
Reflects the number of shares earned pursuant to an FY25 PSU award (based on achievement against fiscal year 2025 revenue, adjusted EBITDA, and unlevered adjusted free cash flow performance targets) and issuable upon satisfaction of service-based vesting, with vesting as to 25% of the number of PSUs earned on August 15, 2025 and as to 6.25% of such number every three months thereafter until August 15, 2028.

(8)	Reflects the number of shares issuable if the 3YMA CAGR is 11% to 11.99% on any August 15 of 2022 through 2026, compared to $69.44.

(9)	Reflects the number of shares issuable if the 3YMA CAGR is 11% to 11.99% on any August 15 of 2023 through 2027, compared to $83.10.

(10)	Reflects the number of shares issuable if the 3YMA CAGR is 11% to 11.99% on any August 15 of 2024 through 2028, compared to $102.68.

(11)	Reflects the number of shares issuable if the 3YMA CAGR is 11% to 11.99% on any February 15 of 2025 through 2029, compared to $109.35.

(12)	Reflects the number of shares issuable if the 3YMA CAGR is 11% to 11.99% on any August 15 of 2025 through 2029, compared to $108.92.

(13)	Reflects the number of shares issuable if the 3YMA CAGR is 11% to 11.99% on any November 15 of 2025 through 2029, compared to $111.70.

(14)	Reflects the number of shares issuable if the 3YMA CAGR is 11% to 11.99% on any August 15 of 2026 through 2030, compared to $112.72.

(15)	Reflects the number of shares issuable if the 3YMA CAGR is 11% to 11.99% on any November 15 of 2026 through 2030, compared to $111.23.

(16)	Reflects the number of shares issuable if the 3YMA CAGR is 11% to 11.99% on any February 15 of 2027 through 2031, compared to $108.31.

(17)	Reflects the number of shares issuable if the 3YMA CAGR is 11% to 11.99% on any August 15 of 2027 through 2031, compared to $100.46.

(18)
Reflects the number of shares issuable if the 3YMA CAGR is 11% to 11.99% on any November 15 of 2027 through 2031, compared to $96.94, with service-based vesting as to 25% of the PSUs on November 29 of each of 2022 through 2025 so long as Mr. Keane continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan through such vesting date.

(19)	Reflects the number of shares issuable if the 3YMA CAGR is 11% to 11.99% on any November 15 of 2027 through 2031, compared to $96.94.

(20)
Reflects the number of shares issuable if the 3YMA CAGR is 11% to 11.99% on any November 16 of 2028 through 2032, compared to $78.82, with service-based vesting as to 25% of the PSUs on June 30 of each of 2023 through 2026 so long as Mr. Keane continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan through such vesting date.

(21)
Reflects the number of shares issuable if the 3YMA CAGR is 11% to 11.99% on any November 16 of 2028 through 2032, compared to $78.82, with service-based vesting as to 25% of the PSUs on November 15 of each of 2023 through 2026 so long as Mr. Keane continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan through such vesting date.

(22)
This RSU award vests as to 25% of the original number of units on August 15 of each of 2022 through 2025, on each of which dates we will automatically issue one ordinary share for each vested unit so long as the executive continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan through that date.

(23)
This RSU award vests as to 25% of the original number of units on August 15, 2023 and as to an additional 6.25% on the 15th day of every third month thereafter until August 15, 2026, on each of which dates we will automatically issue one ordinary share for each vested unit so long as the executive continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan through that date.

(24)	Reflects the number of shares issuable if the 3YMA CAGR is 9% to 9.99% on any August 15 of 2023 through 2027, compared to $108.92.

(25)
Reflects the number of shares issuable if the 3YMA CAGR is 9% to 9.99% on any February 15 of 2025 through 2029, compared to $95.46, which was the two-year moving average daily closing price of Cimpress ordinary shares on the grant date.

(26)	Reflects the number of shares issuable if the 3YMA CAGR is 9% to 9.99% on any August 15 of 2025 through 2029, compared to $100.46.

(27)
This RSU award vests as to 25% of the original number of units on April 15 of each of 2023 through 2026, on each of which dates we will automatically issue one ordinary share for each vested unit so long as Mr. Baumgartner continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan through that date.

(28)
This RSU award vests as to 25% of the original number of units on January 15, 2024 and as to an additional 6.25% on the 15th day of every third month thereafter until January 15, 2027, on each of which dates we will automatically issue one ordinary share for each vested unit so long as Mr. Baumgartner continues to be an eligible participant under Cimpress' 2020 Equity Incentive Plan through that date.

(29)	Reflects the number of shares issuable if the 3YMA CAGR is 9% to 9.99% on any November 15 of 2023 through 2027, compared to $111.70.

Options Exercised and Shares Vested in the Fiscal Year Ended June 30, 2025

The following table contains information about option exercises and vesting of RSU and FY24 PSU awards on an aggregated basis during fiscal year 2025 for each of our named executive officers. No shares were issued to our named executive officers pursuant to vesting of other PSU awards, and no share options were exercised by our named executive officers, in each case during fiscal year 2025.

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Robert S. Keane	—	—	68,071	5,071,552
Sean E. Quinn	—	—	59,455	4,243,727
Florian Baumgartner	—	—	56,802	3,843,577
Maarten Wensveen	—	—	42,542	3,100,074
_________________________

(1)	Determined by multiplying the number of shares that vested by the closing sale price of our ordinary shares on Nasdaq on the vest date, or on the last trading date immediately before the vest date if the vest date is not a trading date.

CEO Pay Ratio

Mr. Keane's fiscal year 2025 annual total compensation was $10,849,447, as reported in the Summary Compensation Table above, and the fiscal year 2025 annual total compensation of our median compensated employee other than Mr. Keane was $30,145. The ratio of the median employee's total compensation to Mr. Keane's total compensation is 1-to-360. As supplemental information, Mr. Keane's Realized Compensation for fiscal year 2025, as described above in the Compensation Discussion and Analysis section, was $6,071,552, which yields a ratio of 1-to-201.

For the median employee for fiscal year 2025, because the employment of the median employee for fiscal year 2023 ended during fiscal year 2025, we used a replacement employee from the median grouping we had established for fiscal year 2023 whose compensation was substantially similar to the original median employee for fiscal year 2023. In addition, there were no changes to our employee population or employee compensation from fiscal year 2023 to fiscal year 2025 that significantly impacted our pay ratio disclosure. For purposes of identifying the median compensated employee for fiscal year 2023, we used the same methodology that we have used in the past: we took into account base salary (for salaried employees) and wages paid (for hourly employees) during the fiscal year for all our employees in all countries as of May 1, 2023. We annualized this compensation for employees who did not work the entire fiscal year, except for employees designated as seasonal or temporary.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of June 30, 2025 about the securities issued or authorized for future issuance under our current equity compensation plans.

Equity Compensation Plan Information

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(3)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by shareholders(1)	5,777,310	$45.96	2,211,747
Equity compensation plans not approved by shareholders	—	—	—
Total	5,777,310	$45.96	2,211,747(4)
_____________

(1)	Consists of our 2005 Non-Employee Directors’ Share Option Plan, 2016 Performance Equity Plan, and 2020 Equity Incentive Plan.

(2)	This column includes an aggregate of 5,489,403 shares underlying RSU and PSU awards, and the number of shares underlying PSU awards where the performance attainment has not been determined reflects the maximum performance multiplier, which is 2.5 shares for each 3YMA-based PSU and 1.6 shares for each FY25 PSU.

(3)	Represents the weighted-average exercise price of outstanding share options, and does not take into account RSU or PSU awards, because those awards have no exercise price.

(4)	Consists of shares available for future awards under our 2020 Equity Incentive Plan, assuming the maximum potential share issuance based on the maximum performance multiplier for outstanding PSU awards where the performance attainment has not been determined as described in footnote (2) above.

PAY VERSUS PERFORMANCE

The following table sets forth the total compensation of Robert Keane, our Chief Executive Officer (who is our principal executive officer as defined by SEC rules) and the average total compensation of our other named executive officers (Other NEOs) for fiscal years 2025, 2024, 2023, 2022, and 2021, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, calculated in accordance with applicable SEC rules.

Our Compensation Committee did not consider “compensation actually paid,” as defined by SEC rules, when making its executive compensation decisions for the covered fiscal years, and “compensation actually paid” does not reflect amounts actually realized or realizable by our CEO and Other NEOs and may be higher or lower than the amounts our executives actually realize. Please see the Compensation Discussion and Analysis section in this proxy statement for a discussion of our Compensation Committee’s philosophy, objectives, and practices when making executive compensation decisions, as well as a discussion of "Realized Compensation," including a calculation of compensation realized or realizable by our executives in each fiscal year.

Pay Versus Performance Table

Year	Summary Compensation Table Total for CEO ($)	Compensation Actually Paid to CEO ($)(1)	Average Summary Compensation Table Total for Other NEOs ($)	Average Compensation Actually Paid to Other NEOs ($)(2)	Value of Initial Fixed $100 Investment Based On:		Cimpress' Net Income (Loss) (in thousands) ($)(4)	Cimpress' Adjusted EBITDA (in thousands) ($)(5)
					Cimpress Total Shareholder Return ($)(3)	Peer Group Total Shareholder Return ($)(3)
2025	10,849,447	(20,054,856)	4,446,143	(2,877,241)	61.57	142.42	14,952	433,167
2024	8,284,739	21,341,751	3,587,998	8,308,863	114.76	123.66	173,682	468,682
2023	3,077,261	15,721,823	3,671,422	7,673,690	77.91	91.24	(185,978)	339,832
2022	8,133,820	(30,575,430)	6,310,409	(5,800,169)	50.96	82.38	(54,331)	281,063
2021	8,340,034	18,254,681	5,320,963	7,884,721	142.01	130.30	(85,229)	349,118
_____________

(1)    Mr. Keane served as our principal executive officer for each of fiscal years 2021 through 2025. The following table shows for each covered fiscal year the adjustments made to the total compensation shown for Mr. Keane in the Summary Compensation Table to arrive at "compensation actually paid" as reflected in the table above.

Adjustments to Determine CEO Compensation Actually Paid	2025	2024	2023	2022	2021
Summary Compensation Table Total	10,849,447	8,284,739	3,077,261	8,133,820	8,340,034
Subtract: Grant date fair values of equity awards reported in "Stock Awards" column of the Summary Compensation Table	(9,838,993)	(7,249,901)	(1,320,915)	(7,342,285)	(8,283,797)
Add: Fair value as of the end of the covered fiscal year (FY) of all equity awards granted during the covered FY that remain outstanding and unvested as of the end of the FY	4,354,832	9,027,159	4,870,500	1,508,362	8,752,710
Add: The change in fair value (whether positive or negative) as of the end of the covered FY from the end of the prior FY of any equity awards granted in any prior FY that remain outstanding and unvested as of the end of the covered FY	(26,542,323)	11,279,754	9,094,977	(32,875,327)	9,445,734
Add: The fair value as of the vesting date of any equity awards that are granted and vest in the same FY	—	—	—	—	—
Add: The change in fair value (whether positive or negative) as of the vesting date from the end of the prior FY of any equity awards granted in any prior FY for which all applicable vesting conditions were satisfied at the end of or during the covered FY	1,122,181	—	—	—	—
Subtract: Fair value at the end of the prior FY of any equity awards that fail to meet the applicable vesting conditions during the covered FY	—	—	—	—	—
Compensation Actually Paid to CEO	(20,054,856)	21,341,751	15,721,823	(30,575,430)	18,254,681

(2)    The Other NEOs whose compensation amounts are averaged and included in this table are Sean Quinn and Maarten Wensveen for all five fiscal years and Florian Baumgartner for fiscal years 2023 through 2025. The following table shows for each covered fiscal year the adjustments made to the average of the total compensation shown for the Other NEOs in the Summary Compensation Table to arrive at "compensation actually paid" as reflected in the table above.

Adjustments to Determine Average Other NEO Compensation Actually Paid	2025	2024	2023	2022	2021
Summary Compensation Table Total (Average)	4,446,143	3,587,998	3,671,422	6,310,409	5,320,963
Subtract: Grant date fair values of equity awards reported in "Option Awards" column of the Summary Compensation Table	—	—	(1,441,653)	—	—
Subtract: Grant date fair values of equity awards reported in "Stock Awards" column of the Summary Compensation Table	(3,787,707)	(2,966,629)	(1,608,301)	(5,461,685)	(4,349,908)
Add: Fair value as of the end of the covered fiscal year (FY) of all equity awards granted during the covered FY that remain outstanding and unvested as of the end of the FY	1,778,229	3,702,369	3,860,753	1,965,020	5,010,937
Add: The change in fair value (whether positive or negative) as of the end of the covered FY from the end of the prior FY of any equity awards granted in any prior FY that remain outstanding and unvested as of the end of the covered FY	(4,840,150)	2,938,491	2,603,464	(8,604,847)	1,867,160
Add: The fair value as of the vesting date of any equity awards that are granted and vest in the same FY	—	—	559,795	—	—
Add: The change in fair value (whether positive or negative) as of the vesting date from the end of the prior FY of any equity awards granted in any prior FY for which all applicable vesting conditions were satisfied at the end of or during the covered FY	(473,756)	1,046,634	28,210	(9,066)	35,569
Subtract: Fair value at the end of the prior FY of any equity awards that fail to meet the applicable vesting conditions during the covered FY	—	—	—	—	—
Average Compensation Actually Paid to Other NEOs	(2,877,241)	8,308,863	7,673,690	(5,800,169)	7,884,721

(3)    Our peer group for purposes of this table is the Research Data Group (RDG) Internet Composite Index, which is the published industry index included in the performance graph in our Annual Report on Form 10-K for all five of the covered fiscal years. The cumulative total shareholder returns for Cimpress ordinary shares and the RDG Internet Composite index are calculated by assuming an investment on June 30, 2020 of $100 (with reinvestment of all dividends) in our ordinary shares and in the index.

(4)    Reflects Cimpress' net income (loss) in the audited financial statements published in our Annual Report on Form 10-K for the applicable year.

(5)    One of three financial metrics included in FY24 PSU and FY25 PSU awards granted to our executive officers was the actual adjusted EBITDA of Cimpress on a consolidated basis (for Messrs. Keane, Quinn, and Wensveen) and of the Vista business (for Mr. Baumgartner) compared to performance targets set by our Compensation Committee, as described in more detail in the Compensation Discussion and Analysis section of this proxy statement.

Relationship between Compensation Actually Paid and Performance Metrics

The following graphs show the relationship between the amount of compensation actually paid to Mr. Keane and the average amount of compensation actually paid to the Other NEOs for each fiscal year and (i) the total shareholder return of Cimpress and its peer group calculated through the end of such fiscal year, (ii) Cimpress' net income (loss) for such fiscal year, and (iii) Cimpress' adjusted EBITDA for such fiscal year, in each case as set forth in the Pay Versus Performance Table above.

Compensation Actually Paid vs. Cimpress TSR and Peer Group TSR

TSR - $100 Invested at FY2020 year end
(with all dividends reinvested)
$200.00
$150.00
$100.00
$50.00
$0.00
$40,000
$20,000
$0
$(20,000)
$(40,000)
Compensation Actually Paid
(in thousands)
2021
2022
2023
2024
2025
Fiscal Year
Cimpress CEO
Cimpress Other NEOs
Cimpress TSR
RDG Internet Composite Index TSR

Compensation Actually Paid vs. Cimpress Net Income (Loss)

$200,000
$100,000
$0
$(100,000)
$(200,000)
Cimpress Net Income (Loss)
(in thousands)
$40,000
$20,000
$0
$(20,000)
$(40,000)
Compensation Actually Paid
(in thousands)
2021
2022
2023
2024
2025
Fiscal Year
Cimpress CEO
Cimpress Other NEOs
Cimpress Net Income (Loss)

Compensation Actually Paid vs. Cimpress Adjusted EBITDA

$500,000
$375,000
$250,000
$125,000
$0
Cimpress Adjusted EBITDA (in thousands)
$40,000
$20,000
$0
$(20,000)
$(40,000)
Compensation Actually Paid (in thousands)
2021
2022
2023
2024
2025
Fiscal Year
Cimpress CEO
Cimpress Other NEOs
Cimpress Adjusted EBITDA

Lists of Performance Measures for Fiscal Year 2025

The following are the financial performance measures that Cimpress has determined are our most important financial measures used by Cimpress to link executive compensation actually paid (as calculated above) to our named executive officers other than Mr. Baumgartner for fiscal year 2025 to performance.

•Cimpress adjusted EBITDA
•Cimpress adjusted unlevered free cash flow
•Cimpress adjusted revenue

The following are the financial performance measures that Cimpress has determined are our most important financial measures used by Cimpress to link executive compensation actually paid (as calculated above) to Mr. Baumgartner for fiscal year 2025 to performance.

•Vista adjusted EBITDA
•Vista adjusted unlevered free cash flow
•Vista adjusted revenue

PROPOSAL 4—RENEW AUTHORITY OF OUR BOARD, UNTIL JUNE 17, 2027,
TO ISSUE ORDINARY SHARES

Under Irish law, the directors of an Irish public limited company must have authority from the company’s shareholders to issue shares and to grant rights to acquire shares (such as options, warrants, and other convertible securities), including shares that are part of the company’s authorized but unissued share capital. This requirement does not apply to the issue of shares and the grant of rights to acquire shares to employees or former employees under an "employees’ share scheme" as defined under Irish law, which includes our equity compensation plans.

Our Board currently has authority to issue shares and to grant rights to acquire shares up to a maximum of 5,052,064 ordinary shares, which is equivalent to 20% of our issued and outstanding ordinary share capital as of September 30, 2024 (the latest practicable date before mailing the proxy statement for our 2024 annual general meeting of shareholders). This authority will expire on May 20, 2026, unless previously renewed, varied, or revoked.

We are seeking from our shareholders at the annual meeting a renewal of our Board's authority to issue and grant rights to acquire ordinary shares up to a maximum of 4,934,357 shares, which is equivalent to 20% of our issued and outstanding ordinary share capital as of October 24, 2025 (the latest practicable date before mailing this proxy statement). The proposed renewed authority is for a period expiring on June 17, 2027, which is 18 months after the date of the 2025 annual meeting, and we expect to propose renewals of this authority on a regular basis at future annual general meetings. If this proposal is not passed, Cimpress will have a limited ability to issue ordinary shares after our Board's current authority expires on May 20, 2026, unless previously renewed, varied, or revoked.

We are seeking this renewed authority to maintain our flexibility to issue, or grant rights to acquire, ordinary shares at times when we believe doing so would be in Cimpress' best interests, including in connection with acquisitions, financings, and other transactions, for other general corporate purposes, and for equity compensation of our non-employee directors (as the exception for issuances pursuant to an employees' share scheme applies only to employees and former employees). We believe it is important to our continued growth to retain the flexibility to issue securities in a timely manner without the delay and uncertainty of obtaining specific shareholder approval for each issuance. We are seeking renewed authority to issue a limited number of shares for a limited time (18 months) to balance our need for flexibility to issue new shares against the potential dilution of our shareholders. Furthermore, because our ordinary shares are listed on Nasdaq, our issuance of additional shares will remain subject to Nasdaq rules, which require, among other things, shareholder approval for the issuance of shares in excess of 20% of our outstanding shares if the shares are issued below the "minimum price" determined by Nasdaq rules and in certain other circumstances (with several exceptions).

All references in this proposal to "issued and outstanding" ordinary share capital refer to our issued ordinary share capital excluding any ordinary shares that have been acquired by Cimpress and are held as treasury shares.

Accordingly, the following resolution will be submitted to our shareholders for approval, as an ordinary resolution, at the annual meeting:

“Resolved, that the directors are, with effect from the passing of this resolution, hereby generally and unconditionally authorized to exercise all powers of Cimpress plc to allot and issue relevant securities (within the meaning of section 1021 of the Companies Act 2014, as amended) up to an aggregate nominal value of €49,344, which represents 4,934,357 ordinary shares, equivalent to 20% of the aggregate nominal value and number of the issued and outstanding ordinary shares (excluding treasury shares) in the capital of Cimpress plc as of October 24, 2025 (the latest practicable date before mailing the proxy statement for the 2025 annual general meeting of shareholders), and the authority conferred by this resolution shall expire on June 17, 2027, unless previously renewed, varied or revoked by Cimpress, provided that Cimpress may, before such expiry, make an offer or agreement which would, or might, require relevant securities to be allotted and issued after such expiry and, in that case, the directors may allot and issue relevant securities in pursuance of any such offer or agreement as if the authority conferred by this resolution had not expired.”

Our Board of Directors recommends that you vote FOR renewal of our Board's authority to issue ordinary shares and grant rights to acquire ordinary shares as described above.

PROPOSAL 5—RENEW AUTHORITY OF OUR BOARD, UNTIL JUNE 17, 2027,
TO OPT OUT OF STATUTORY PREEMPTION RIGHTS

Under Irish law, unless its directors are otherwise authorized and empowered to opt out, when an Irish public limited company proposes to issue, or grant rights to acquire, shares for cash, the company is required to first offer those shares or rights on the same or more favorable terms to existing shareholders of the company on a pro rata basis (commonly referred to as statutory preemption rights). Statutory preemption rights do not apply to the issue of shares or the grant of rights to acquire shares (i) for cash to employees or former employees under an employees’ share scheme, including our equity compensation plans, or (ii) for non-cash consideration, such as on a share-for-share transaction.

Our Board is currently authorized and empowered to opt out of statutory preemption rights and to issue shares and to grant rights to acquire shares up to a maximum of 5,052,064 ordinary shares without regard to statutory preemption rights, which is equivalent to 20% of our issued and outstanding ordinary share capital as of September 30, 2024 (the latest practicable date before mailing the proxy statement for our 2024 annual general meeting of shareholders). This authority will expire on May 20, 2026, unless previously renewed, varied, or revoked.

We are seeking from our shareholders at the annual meeting a renewal of our Board's authority to issue and grant rights to acquire ordinary shares for cash without regard to statutory preemption rights up to a maximum of 4,934,357 shares, which is equivalent to 20% of our issued and outstanding ordinary share capital as of October 24, 2025 (the latest practicable date before mailing this proxy statement). The proposed renewed authority is for a period expiring on June 17, 2027, which is 18 months after the date of the 2025 annual meeting, and we expect to propose further renewals of this authority on a regular basis at future annual general meetings.

We believe that if we are not granted the renewed authority to opt out of statutory preemption rights, our ability to raise capital through sales of our securities would be significantly affected because shareholders’ exercise of their preemption rights would cause delays in a transaction and may dissuade potential buyers of our securities from entering into a transaction with us. We also note that preemption rights are uncommon for publicly traded companies domiciled in the United States.

All references in this proposal to "issued and outstanding" ordinary share capital refer to our issued ordinary share capital excluding any ordinary shares that have been acquired by Cimpress and are held as treasury shares.

Accordingly, the following resolution will be submitted to our shareholders for approval, as a special resolution, at the annual meeting:

“Resolved, that, subject to and conditional on the passing of the resolution in respect of Proposal 4, as set out above, and with effect from the passing of this resolution, the directors are hereby empowered pursuant to section 1023 of the Companies Act 2014, as amended (the Act), to allot and issue equity securities (within the meaning of section 1023 of the Act) for cash pursuant to the authority conferred by the said Proposal 4 as if section 1022(1) of the Act did not apply to any such allotment, provided that this power shall be limited to:

1.the allotment and issue of equity securities in connection with a rights’ issue in favor of the holders of ordinary shares (including rights to subscribe for, or convert other securities into, ordinary shares) where the equity securities respectively attributable to the interests of such holders are proportional (as nearly as may be practicable) to the respective numbers of ordinary shares held by them (but subject to such exclusions or other arrangements as the directors may deem necessary or expedient to deal with any treasury shares, fractional entitlements that would otherwise arise, record dates or with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in, any territory, or otherwise); and

2.the allotment and issue (otherwise than pursuant to sub-paragraph (1) above) of equity securities up to an aggregate nominal value of €49,344, which represents 4,934,357 ordinary shares, equivalent to 20% of the aggregate nominal value and number of the issued and outstanding ordinary shares (excluding treasury shares) in the capital of Cimpress plc as of October 24, 2025 (the latest practicable date before mailing the proxy statement for the 2025 annual general meeting of shareholders)

and, in each case, the authority conferred by this resolution shall expire on June 17, 2027, unless previously renewed, varied or revoked, provided that Cimpress plc may, before such expiry, make an offer or agreement, which would, or might, require any such securities to be allotted and issued after such expiry, and in that case, the directors may allot and issue equity securities in pursuance of any such offer or agreement as if the authority conferred by this resolution had not expired.”

This proposal is conditional upon the approval of Proposal 4, as required by Irish law.

Our Board of Directors recommends that you vote FOR renewal of our Board's authority to opt out of statutory preemption rights as described above.

PROPOSAL 6—REAPPOINT PRICEWATERHOUSECOOPERS IRELAND
AS OUR STATUTORY AUDITOR UNDER IRISH LAW UNTIL OUR ANNUAL GENERAL MEETING IN 2026

The Irish Companies Act 2014 requires that our statutory auditors be appointed at each annual general meeting of shareholders, to hold office from the conclusion of the annual general meeting until the conclusion of the next annual general meeting. PricewaterhouseCoopers Ireland has served as Cimpress plc's Irish statutory auditor since fiscal year 2020 and is affiliated with PricewaterhouseCoopers LLP, who our Audit Committee has selected as our U.S. independent registered public accounting firm for the fiscal year ending June 30, 2026 with respect to our consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles. We refer to PricewaterhouseCoopers LLP and PricewaterhouseCoopers Ireland together as PwC.

Our Audit Committee has recommended that PricewaterhouseCoopers Ireland be appointed as our Irish statutory auditor. If our shareholders do not approve the reappointment of PricewaterhouseCoopers Ireland at the annual meeting, our Board of Directors may appoint a person or firm to fill the vacancy.

We do not expect that PwC will attend the annual meeting, have an opportunity to make a statement, or be available to answer questions.

Our Board of Directors recommends that you vote FOR the reappointment of PricewaterhouseCoopers Ireland as our statutory auditor under Irish law to hold office until the conclusion of our annual general meeting in 2026.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table presents the aggregate fees and expenses billed for services rendered by PwC for the fiscal years ended June 30, 2025 and June 30, 2024. The amounts reported for each fiscal year represent the fees and expenses for services rendered with respect to the applicable fiscal year, regardless of when the fees and expenses were billed.

	Fiscal Year 2025	Fiscal Year 2024
Audit Fees(1)	$4,708,000	$4,660,109
Tax Fees(2)	206,000	202,000
All Other Fees(3)	3,000	2,000
Total Fees	$4,917,000	$4,864,109
_____________

(1)	Audit fees and expenses consisted of fees and expenses billed for the audit of our consolidated financial statements, statutory audits of Cimpress plc and certain of our subsidiaries, quarterly reviews of our financial statements, the audit of the effectiveness of internal control over financial reporting as promulgated by Section 404 of the U.S. Sarbanes-Oxley Act, and for fiscal year 2025, audit services related to other reports filed with the SEC.

(2)	Tax fees and expenses consisted of fees and expenses for tax compliance (including tax return preparation), tax advice, and tax planning and consultation services.

(3)	All other fees consisted of subscription fees for an accounting research tool.

Audit Committee’s Pre-approval Policy and Procedures

Our Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our registered public accounting firm. We may not engage the independent registered public accounting firm to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. From time to time, the Audit Committee pre-approves services that are expected to be provided to Cimpress by the independent registered public accounting firm during the following 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also subject to a maximum dollar amount. At regularly scheduled meetings of the Audit Committee, management or the independent registered public accounting firm report to the Audit Committee regarding services actually provided to Cimpress.

During our fiscal year ended June 30, 2025, PwC did not provide any services to Cimpress other than in accordance with the pre-approval policies and procedures described above.

PROPOSAL 7—AUTHORIZE OUR BOARD OR AUDIT COMMITTEE TO DETERMINE
THE REMUNERATION OF PRICEWATERHOUSECOOPERS IRELAND

Under the Irish Companies Act 2014, the remuneration of our statutory auditor under Irish law must be fixed by our shareholders in a general meeting of the company or in such manner as may be determined in a general meeting. We are asking our shareholders to authorize our Board or the Audit Committee of our Board to determine PricewaterhouseCoopers Ireland's remuneration as our statutory auditor under Irish law for the duration of PwC’s term of office. Our Board has delegated the authority to determine the remuneration of our statutory auditor under Irish law to the Audit Committee of our Board in accordance with our Board’s procedures and applicable law.

Our Board of Directors recommends that you vote FOR the authorization of our Board of Directors or Audit Committee to determine the remuneration of PricewaterhouseCoopers Ireland in its capacity as our statutory auditor under Irish law.

CORPORATE GOVERNANCE

Board of Directors and Committees

During our fiscal year ended June 30, 2025, our Board met three times, and each of our directors attended every meeting of our Board and each committee of which such director was a member during the period of time he or she served on our Board or such committee. We do not have a policy with respect to director attendance at our annual general meetings of shareholders, and two of our directors attended our 2024 annual general meeting of shareholders.

Our Board has standing Audit, Compensation, and Nominating Committees. Each committee has a charter that has been approved by our Board, and each committee reviews the adequacy of its charter from time to time. Our Board and each committee have the power to hire and consult with independent legal, financial or other advisors for the benefit of our Board or such committee, as they may deem necessary. Our Board and each committee may also form and delegate authority to one or more subcommittees, as they deem appropriate (including a subcommittee consisting of a single member). The composition, independence status of members, and number of meetings held in fiscal year 2025 of each of our standing committees is as follows:

Director	Audit Committee	Compensation Committee	Nominating Committee
Robert S. Keane*	—	—	—
Sophie A. Gasperment	member	member	Chair
Dessislava Temperley	Chair and Audit Committee Financial Expert	member	member
Wayne Ting**	—	—	—
Scott J. Vassalluzzo	member	Chair	member
All committee members independent?	Yes (meet independence criteria for audit committee members)	Yes (meet independence criteria for compensation committee members)	Yes
How many meetings in fiscal year 2025?	five	four	two

*    Mr. Keane, who is not an independent director, does not serve on any Board committees.

**    Mr. Ting was appointed to our Board on May 27, 2025. Our Board did not appoint him to any committees at that time and expects any such appointment to occur following our annual meeting.

Audit Committee. Our Audit Committee’s responsibilities include the following:

•evaluating and retaining our independent registered public accounting firm

•approving the compensation of, and assessing (or recommending that our Board assess) the independence of, our registered public accounting firm

•overseeing the work of our independent registered public accounting firm, including the receipt and consideration of certain reports from the firm

•reviewing and discussing our financial statements and other financial disclosures and considering whether to recommend to our Board that our audited financial statements be included in our Annual Report on Form 10-K

•coordinating our Board’s oversight of our internal control over financial reporting and disclosure controls and procedures

•overseeing our internal audit function

•establishing procedures for the receipt, retention, and treatment of accounting-related complaints and concerns

•coordinating our Board's oversight of our Code of Business Conduct and reviewing allegations made on our confidential reporting helpline

•reviewing and approving any related person transactions

•discussing our policies with respect to financial and accounting risk assessment and risk management

•preparing the Audit Committee report included in the proxy statement

Compensation Committee. Our Compensation Committee’s responsibilities include the following:

•reviewing and approving the compensation of our Chief Executive Officer and our other executive officers

•reviewing and making recommendations to our Board with respect to incentive compensation and equity-based plans and overseeing and administering our equity-based plans

•reviewing and approving director compensation

•overseeing the risks associated with our compensation policies and practices

•reviewing and discussing with management the Compensation Discussion and Analysis section of the proxy statement and considering whether to recommend to our Board that the Compensation Discussion and Analysis be included in the proxy statement

•preparing the Compensation Committee report included in the proxy statement

Nominating Committee. Our Nominating Committee's responsibilities include the following:

•identifying individuals qualified to become Board members

•recommending to our Board the persons to be nominated for election as directors and the directors to be appointed to, and the chair for, each of our Board’s committees

•monitoring communications to our Board from shareholders and other interested parties

Corporate Governance Guidelines

We believe that good corporate governance is important to ensure that Cimpress is managed for the long-term benefit of our stakeholders, including but not limited to our shareholders. Our Board has adopted Corporate Governance Guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of Cimpress and our stakeholders. Our Corporate Governance Guidelines provide a framework for the conduct of our Board’s business.

Among other things, our Corporate Governance Guidelines provide as follows:

•A majority of the members of our Board must be independent directors, except as permitted by Nasdaq rules.

•Our Board should focus on, and develop a strategy for, long-term value creation by Cimpress.

•Our non-employee directors must meet at least twice per year in executive session without any members of our management to discuss, among other matters, the performance of our Chief Executive Officer.

•Our Board has full and free access to management and employees and the authority to hire and consult with independent advisors.

•Our Board must have at all times an Audit Committee, Compensation Committee, and Nominating Committee composed of non-employee directors who meet the independence and other criteria set forth in Nasdaq rules.

•On an annual basis or such other frequency as it determines, our Board must conduct a self-evaluation to determine whether it and its committees are functioning effectively.

You can find our Corporate Governance Guidelines, our Code of Business Conduct, and the charters for our Audit, Compensation, and Nominating Committees on the Corporate Governance page of our Investor Relations website at ir.cimpress.com. You also can request copies of these documents by emailing us at ir@cimpress.com or writing to Investor Relations, c/o Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA.

Code of Business Conduct

We have adopted a written Code of Business Conduct that applies to our Board, officers, and employees, a current copy of which is posted on the Corporate Governance page of our Investor Relations website at ir.cimpress.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq stock market listing standards concerning any amendments to, or waivers from, any provision of the code.

Insider Trading Policy

Our Board has adopted an Insider Trading Policy, which is filed as an exhibit to our Annual Report on Form 10-K, that governs the purchase, sale, and other dispositions of Cimpress securities by our executive officers, directors, and employees and that is reasonably designed to promote compliance with insider trading laws, rules, and regulations and Nasdaq listing standards. Our Insider Trading Policy also prohibits our executive officers, directors, and employees from engaging in any derivative or hedging transactions in Cimpress securities, including but not limited to short sales, put options, call options, collars, futures contracts, forward contracts, and swaps. It is also our policy to comply with all applicable securities laws when Cimpress is transacting in its own securities.

Determination of Independence

Under Nasdaq rules, members of our Board qualify as “independent directors” only if, in the opinion of our Board, they do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that none of its members other than Robert Keane, our Chief Executive Officer, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that all of our non-employee directors are “independent directors” as defined under Nasdaq's Marketplace Rules.

Oversight of Risk

Our Board has responsibility for risk oversight, and our full Board or its relevant committees regularly conduct reviews of certain risk areas. In addition, based on an internal risk assessment, we believe that any risks arising from our compensation programs for our employees are not reasonably likely to have a material adverse effect on Cimpress.

Board Leadership Structure

The chair of our Board of Directors is Robert Keane, who is also our Chief Executive Officer. We have combined the roles of chairperson and chief executive officer and not appointed a lead director in addition to a chair due to the small size of our Board and the desire to streamline its decision-making process. Our Board periodically evaluates its composition and leadership structure, including whether the chair and chief executive officer positions should be separated or combined, to determine what is the most effective and appropriate for our specific characteristics and circumstances.

Board Nomination Process

The process that our Nominating Committee follows to identify and evaluate candidates for members of our Board includes requests to its members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Committee and our Board.

In considering whether to recommend any particular candidate for inclusion in our Board’s slate of nominees, our Nominating Committee applies, among other things, the criteria for Board members set forth as an attachment to the charter for our Nominating Committee. These criteria include, among others, the candidate’s integrity, business acumen, experience, commitment to understanding our business and industry, absence of any conflicts of interest, and ability to understand our stakeholders and act in the interests of the Company. In addition, the charter specifies that nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law. The charter for our Nominating Committee also provides that the value of diversity should be considered and accordingly our Nominating Committee and Board seek nominees with a broad diversity of experiences. Our Nominating Committee does not assign specific weights to particular criteria, and no particular criterion other than integrity and good character is a prerequisite for each prospective nominee.

We believe that the backgrounds and qualifications of the members of our Board, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities. Accordingly, our Nominating Committee seeks nominees with a broad diversity of experience, professions, skills and backgrounds. During fiscal year 2025, our Nominating Committee engaged MWM Consulting, a search firm, to assist the Committee in identifying, evaluating, and reaching out to potential candidates for our Board, and MWM Consulting assisted us in recruiting Mr. Ting as a director.

Shareholders may recommend individuals to our Nominating Committee for consideration as potential candidates for our Board by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of our ordinary shares for at least a year as of the date such recommendation is made, to Nominating Committee, c/o General Counsel, Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA. If appropriate biographical and background material has been provided on a timely basis, our Nominating Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Audit Committee Report

The Audit Committee has reviewed Cimpress' audited consolidated financial statements for the fiscal year ended June 30, 2025 and has discussed these financial statements with Cimpress' management and PricewaterhouseCoopers LLP, Cimpress' independent registered public accounting firm for fiscal year 2025 (PwC).

The Audit Committee has also received from, and discussed with, PwC various communications that PwC is required to provide to the Audit Committee pursuant to the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and in effect for Cimpress' fiscal year 2025. The Audit Committee has discussed with PwC its independence from Cimpress and also considered whether PwC's provision of other, non-audit related services referred to under the heading “Independent Registered Public Accounting Firm Fees and Other Matters” under Proposal 6 is compatible with maintaining its independence.

Based on its discussions with, and its review of the representations and information provided by, management and PwC, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Cimpress' Annual Report on Form 10-K for the fiscal year ended June 30, 2025.

This Audit Committee Report is not incorporated by reference into any of Cimpress' previous or future filings with the SEC, unless any such filing explicitly incorporates this Report.

Audit Committee of the Board of Directors
Dessislava Temperley, Chair
Sophie A. Gasperment
Scott J. Vassalluzzo

Certain Relationships and Related Transactions

Policies and Procedures for Related Person Transactions

We have a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are a participant, the amount involved exceeds $25,000, and a related person has a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. A related person is any person who is or was a Cimpress executive officer or member of our Board at any time since the beginning of our most recently completed fiscal year, the beneficial holder of more than 5% of any class of our voting securities, or an immediate family member of anyone described in this sentence.

All potential related person transactions that we propose to enter into must be reported to our Chief Legal Officer (CLO, who is currently our General Counsel) or Chief Accounting Officer (CAO), who will determine whether each reported transaction qualifies as a related person transaction. If so, then our CLO and CAO will submit the transaction for review and approval by our Audit Committee. If our CLO and CAO determine that advance approval of a related person transaction by our full Audit Committee is not practicable under the circumstances, then they will submit the transaction to our Audit Committee chair for review and approval, and our full Audit Committee will review the transaction for ratification at the next Committee meeting.

In addition, our Audit Committee will review annually any previously approved or otherwise already existing related person transaction that is ongoing in nature to ensure that such related person transaction has been conducted in accordance with the Committee’s previous approval, if any, and that all required disclosures regarding the related person transaction are made.

When considering a proposed related person transaction, our Audit Committee will review and consider, to the extent appropriate for the circumstances:

•the related person’s interest in the transaction;

•the approximate dollar value of the amount involved in the transaction;

•the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•whether the transaction is in the ordinary course of business;

•whether the transaction is on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•the purpose, and the potential benefits to us, of the transaction; and

•any other information regarding the transaction or the related person that would be material to investors in light of the circumstances of the particular transaction.

Our Audit Committee will review all relevant information available to it about the related person transaction. The Committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in or is not inconsistent with our best interests, and it may, in its sole discretion, impose conditions as it deems appropriate on us or the related person in connection with approval of the transaction.

In addition, under our Corporate Governance Guidelines, any director who has a conflict of interest is required to disclose that conflict to our Chairman, full Board, or General Counsel and to abstain from voting on any resolution involving, or participating in any discussion of, the conflict.

Related Person Transaction

During fiscal year 2025, we had one related person transaction as defined by SEC rules: On November 8, 2024, we repurchased 316,056 of our ordinary shares at a price of $79.10 per share, representing a discount of $1.78 to the closing price of our shares on Nasdaq on November 6, 2024, from entities affiliated with Prescott General Partners LLC (Prescott), of which Mr. Vassalluzzo is a Managing Member. Because Mr. Vassalluzzo is one of our directors and a member of our Audit Committee, the disinterested members of the Committee reviewed the proposed repurchase transaction under our related person transaction policy and considered, among other things, Mr. Vassalluzzo’s and Prescott’s interest in the transaction, the approximate dollar value of the transaction, and the purpose and potential benefits to us of entering into the transaction. Based on these considerations, the disinterested members of our Audit Committee concluded that the transaction was in our best interests.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2025, Mmes. Gasperment and Temperley and Mr. Vassalluzzo, as well as Zachary S. Sternberg, a former director whose term expired in November 2024, served as members of our Compensation Committee. None of these directors has ever been an officer or employee of Cimpress or any of our subsidiaries, and during fiscal year 2025, no Compensation Committee member had any relationship with us requiring disclosure under SEC rules, other than Mr. Vassalluzzo, who is a Managing Member of Prescott General Partners LLC, which is affiliated with entities from which we repurchased 316,056 of our ordinary shares as described above under the heading "Related Person Transaction."

During fiscal year 2025, none of our executive officers served as a member of the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had one or more executive officers serving as a member of our Board or Compensation Committee.

Communicating with our Board

Our Board will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. The chair of our Nominating Committee, with the assistance of our General Counsel, is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the other directors as its members consider appropriate.

The chair of our Nominating Committee will forward communications to our full Board if the communications relate to substantive matters and include suggestions or comments that the chair considers to be important for the directors to know. In general, the chair is more likely to forward communications relating to corporate governance and corporate strategy than communications relating to ordinary business affairs, personal grievances, and matters as to which Cimpress may receive repetitive or duplicative communications.

Shareholders who wish to send communications on any topic to our Board should address such communications to:

Board of Directors
c/o Corporate Secretary, Cimpress plc
275 Wyman Street
Waltham, MA 02451
USA

COMPENSATION OF OUR BOARD OF DIRECTORS

We use a combination of cash and equity compensation to attract and retain qualified candidates to serve as members of our Board of Directors. When considering the compensation of our directors, our Compensation Committee considers the significant amount of time that directors expend in fulfilling their duties to Cimpress and the skill and experience level that we require of our Board members. For fiscal year 2025, our director compensation program was as follows:

Cash Compensation for Directors
All directors (including Mr. Keane)	$100,000 retainer per fiscal year, paid quarterly in arrears, and prorated for partial-year service
Chair of Audit Committee	Additional $25,000 retainer per fiscal year

Equity Compensation for Directors
Non-employee directors	$200,000 RSU award per fiscal year following the annual meeting, vesting 25% per year over four years subject to continued service, and prorated for partial-year service for newly appointed directors
Executive director (Mr. Keane)
$200,000 equity award per year for service as a director, in the same form as the equity award he receives for the fiscal year in his role as Chief Executive Officer of Cimpress, provided that his director award vests 25% per year over four years subject to continued service

Mr. Keane's compensation as a director of Cimpress plc is included in his compensation amounts in the Executive Compensation Tables in this proxy statement, including the cost the company incurred for Irish tax return preparation fees in respect of compensation as a director of Cimpress plc, which the company bears on behalf of each of the directors.

Non-Employee Director Compensation Table

The following table contains information about the compensation earned by our non-employee directors in the fiscal year ended June 30, 2025:

Name	Fees Earned or Paid in Cash ($)	Share Awards ($)(1)	Total ($)
Sophie A. Gasperment	100,000	199,947	299,947
Dessislava Temperley	125,000	199,947	324,947
Wayne Ting(2)	9,445	99,975	109,420
Scott J. Vassalluzzo	100,000	199,947	299,947
Zachary S. Sternberg(3)	50,000	—	50,000
_____________

(1)	Amounts reported are grant date fair values of RSUs as computed in accordance with FASB ASC Topic 718, using assumptions included in Note 10 to our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025.

(2)	Mr. Ting was appointed as a director on May 27, 2025.

(3)	Mr. Sternberg's term as a director expired in November 2024.

In addition, at June 30, 2025, our non-employee directors held the following outstanding equity compensation awards:

•	Ms. Gasperment held 6,753 3YMA-based PSUs and 6,638 RSUs.

•	Ms. Temperley held 7,073 RSUs.

•	Mr. Ting held 2,325 RSUs.

•	Mr. Vassalluzzo held 6,239 3YMA-based PSUs, 6,638 RSUs, and unexercised share options to purchase an aggregate of 1,309 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding the beneficial ownership of our ordinary shares as of October 16, 2025 by:

•each shareholder we know to own beneficially more than 5% of our outstanding ordinary shares;
•each member of our Board of Directors;
•our named executive officers who are listed in the Summary Compensation Table in this proxy statement; and
•all of our current directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Ordinary Shares Beneficially Owned(2)	Percent of Ordinary Shares Beneficially Owned(3)
Janus Henderson Group (4)	3,315,908	13.4
201 Bishopsgate
EC2M 3AE, United Kingdom

Prescott General Partners affiliated entities and persons (5)	3,612,560	14.6
2200 Butts Road, Suite 320
Boca Raton, FL 33431 USA

Thomas W. Smith (5)	1,606,079	6.5
2200 Butts Road, Suite 320
Boca Raton, FL 33431 USA

Spruce House affiliated entities and persons (6)	2,076,777	8.4
435 Hudson Street, Suite 804
New York, NY 10014 USA
The Vanguard Group (7)	1,720,504	7.0
100 Vanguard Blvd.
Malvern, PA 19355 USA

Named Executive Officers and Directors
Robert S. Keane (8)(9)	2,171,525	8.8

Florian Baumgartner (9)	83,434	*

Sophie A. Gasperment (9)	5,281	*

Sean E. Quinn (9)	101,290	*

Dessislava Temperley (9)	5,541	*

Wayne Ting (9)	—	*

Scott J. Vassalluzzo (9)(10)	77,257	*

Maarten Wensveen (9)	99,038	*

All current executive officers and directors as a group (8 persons) (9)	2,543,366	10.2
_____________

*	Less than 1%

(1)
Unless otherwise indicated, the address of each executive officer and director is c/o Cimpress plc, First Floor Building 3, Finnabair Business and Technology Park, Dundalk, Co. Louth A91 XR61, Ireland.

(2)	Amounts reported may include shares attributable to the named holder because of that holder’s voting or investment power or other relationship, as determined pursuant to SEC rules, under which a holder is deemed to have “beneficial ownership” of any shares over which that holder has or shares voting or investment power, plus any shares that the holder may acquire within 60 days (i.e., December 15, 2025 for a beneficial ownership date as of October 16, 2025), including through the exercise of share options or the vesting of RSUs. Unless otherwise indicated, each holder has sole voting and investment power over the shares listed. Inclusion in the table of any shares, however, does not constitute an admission of beneficial ownership of those shares by the named holder.

(3)	Calculated by dividing (a) the total number of shares beneficially owned by the holder by (b) 24,671,784 (the number of ordinary shares outstanding as of October 16, 2025) plus any shares issuable to the holder on or before December 15, 2025 (60 days after October 16, 2025), including RSUs and PSUs that vest and share options that are exercisable on or before such date.

(4)	Beneficial ownership information (except percentage ownership) is based solely on a Schedule 13G/A filed with the SEC on August 14, 2025 by Janus Henderson Group plc and Janus Henderson Enterprise Fund. The Schedule 13G/A reported Janus Henderson Group plc has shared voting and dispositive power with respect to 3,315,908 shares and Janus Henderson Enterprise Fund has shared voting and dispositive power with respect to 2,355,405 shares.

(5)	Beneficial ownership information (except percentage ownership) is based solely on a Schedule 13D/A with the SEC on November 12, 2024 by Prescott General Partners LLC (PGP), Prescott Associates L.P. (Prescott Associates), Prescott Investors Profit Sharing Trust (PIPS), Thomas W. Smith and Scott J. Vassalluzzo. The Schedule 13D/A reported (a) PGP has shared voting and dispositive power with respect to 3,612,560 shares; (b) Prescott Associates has shared voting and dispositive power with respect to 2,636,492 shares; (c) PIPS has sole voting and dispositive power with respect to 116,442 shares; (d) Mr. Smith has sole voting and dispositive power with respect to 1,491,679 shares and shared voting and dispositive power with respect to 114,400 shares; and (e) Mr. Vassalluzzo has sole voting and dispositive power with respect to 75,653 shares and shared dispositive power with respect to 1,958 shares, with the shares reported as beneficially owned by Mr. Vassalluzzo including (i) 2,855 shares and 5,298 unexercised options received by him for his service as a director of Cimpress and (ii) shares held in investment accounts established for the benefit of certain family members and with respect to which Mr. Vassalluzzo is an investment manager and has shared dispositive power over 1,958 shares.

(6)	Beneficial ownership information (except percentage ownership) is based solely on a Schedule 13D filed with the SEC on July 3, 2025 by Spruce House Investment Management LLC (Spruce Investment), Spruce House Capital LLC (Spruce Capital), The Spruce House Partnership LLC (Spruce Partnership), Zachary Sternberg, and Benjamin Stein. The Schedule 13D reported, among other things, (a) Spruce Investment has shared voting and dispositive power with respect to 2,058,904 shares; (b) Spruce Capital has shared voting and dispositive power with respect to 2,058,904 shares; (c) Spruce Partnership has shared voting and dispositive power with respect to 2,058,904 shares; (d) Zachary Sternberg has sole voting and dispositive power with respect to 17,873 shares and shared voting and dispositive power with respect to 2,058,904 shares; and (e) Benjamin Stein has sole voting power and sole dispositive power with respect to 16,805 shares and shared voting and dispositive power with respect to 2,058,904 shares. Mr. Sternberg also holds unvested performance stock units representing 5,128 shares, which were issued to him in his capacity as a former director of Cimpress and were not included in the amount set forth above as the options are subject to performance conditions that have not been met. The principal business of Spruce Investment is serving as the investment adviser to certain funds, including The Spruce House Partnership (AI) LP, a Delaware limited partnership (Spruce AI), and The Spruce House Partnership (QP) LP, a Delaware limited partnership (Spruce QP). The principal business of Spruce Capital is serving as the general partner of certain funds, including Spruce AI and Spruce QP. Spruce AI and Spruce QP are each members of Spruce Partnership. Messrs. Sternberg and Stein are the managers of each of Spruce Investment and Spruce Capital.

(7)	Beneficial ownership information (except percentage ownership) is based solely on a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group. The Schedule 13G/A reported The Vanguard Group has shared voting power with respect to 25,017 shares, sole dispositive power with respect to 1,677,524 shares and shared dispositive power with respect to 42,980 shares.

(8)	Includes an aggregate of 2,101,029 shares held by trusts established for the benefit for Mr. Keane or members of his immediate family, entities wholly owned by such trusts, and a foundation established by Mr. Keane and his spouse. Mr. Keane and his spouse disclaim beneficial ownership of the shares owned by the trusts and other entities except to the extent of their pecuniary interest therein.

(9)
Includes the number of shares that each named executive officer and director listed below has the right to acquire under share options, PSUs, and RSUs that vest on or before December 15, 2025:

•Mr. Keane: 13,113 shares
•Mr. Baumgartner: 27,003 shares
•Ms. Gasperment: 2,611 shares
•Mr. Quinn: 68,806 shares
•Ms. Temperley: 2,611 shares
•Mr. Ting: 0 shares
•Mr. Vassalluzzo: 3,920 shares
•Mr. Wensveen: 55,621 shares

(10)	Includes 1,958 shares held in investment accounts established for the benefit of certain family members, with respect to which Mr. Vassalluzzo disclaims beneficial ownership except to the extent of his pecuniary interest therein.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At the annual meeting, our shareholders will consider and act upon the 7 proposals listed in the Notice of Annual General Meeting of Shareholders that appears on the first page of this proxy statement.

Who can vote?

To be able to vote on the matters listed in the Notice of Annual General Meeting of Shareholders on the first page of this proxy statement, you must have held ordinary shares of Cimpress at the close of business on October 16, 2025, which is the record date for the annual meeting. Shareholders of record at the close of business on October 16, 2025 are entitled to vote on each proposal at the meeting. The number of outstanding ordinary shares entitled to vote on each proposal at the meeting is 24,671,784. Currently, there are no outstanding preferred shares of Cimpress.

How many votes do I have?

Each ordinary share of Cimpress that you owned on the record date entitles you to one vote on each matter that is voted on at the annual meeting.

Is my vote important?

Your vote is important regardless of how many ordinary shares you own. Please take a moment to read the instructions below, vote your shares, and submit your proxy as soon as possible to ensure that your shares are represented and voted at the annual meeting.

How do I vote?

If you are a holder of record and your shares are not held in “street name” by a bank or brokerage firm, you may vote by using any of the following methods:

•by telephone using the toll-free telephone number shown on the proxy card or Notice of Internet Availability

•through the Internet as instructed on the proxy card or Notice of Internet Availability

•if you received proxy materials by mail or if you request a paper proxy card by telephone or through the Internet, by completing and signing the proxy card and promptly returning it in the envelope provided to Proxy Services c/o Computershare Investor Services, PO Box 505000, Louisville, KY 40233-9814 USA (which will be forwarded electronically to Cimpress' registered office in Ireland), or by mailing or otherwise depositing it at our registered office in Ireland

•by attending the meeting and voting in person

For your vote to be counted at the meeting, your proxy must be received no later than 11:59 p.m. Eastern Standard Time on December 16, 2025, the last business day before the meeting (or if the meeting is adjourned or postponed, the last business day before the adjourned or postponed meeting).

If the shares you own are held in street name by a bank or brokerage firm, then your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides to you. Many banks and brokerage firms generally offer the option of voting by mail, over the Internet, or by telephone, which will be explained in the voting instruction form you receive from your bank or brokerage firm.

The shares you own will be voted according to the instructions you return to Computershare Trust Company or your bank or brokerage firm. If you are a holder of record and sign and return the proxy card, but do not give any instructions on a particular matter to be voted on as described in this proxy statement, then the shares you own will be voted in accordance with the recommendations of our Board of Directors. If your shares are held in street name at a broker, your broker may under certain circumstances vote your shares on “routine” matters if you do not timely provide voting instructions in accordance with the instructions provided by them. However, if you do not provide timely instructions, your broker does not have the authority to vote on any “non-routine” proposals at the annual meeting and a “broker non-vote” will occur. “Broker non-votes” are shares that are held in street name by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote such shares on a particular matter.

Can I change my vote or revoke my proxy after I have mailed my proxy card?

Yes. If your shares are held in street name by a bank or brokerage firm and you wish to revoke or change your voting instructions, then you must follow the directions you receive from your bank or brokerage firm. If you are a holder of record and your shares are not held in street name, then you can revoke your proxy and change your vote by doing any one of the following things:

•signing another proxy card with a later date and delivering the new proxy card to Proxy Services c/o Computershare Investor Services, PO Box 505000, Louisville, KY 40233-9814 USA no later than 11:59 p.m. Eastern Standard Time on the last business day before the meeting (or if the meeting is adjourned or postponed, the last business day before the adjourned or postponed meeting);

•delivering written notice to Proxy Services c/o Computershare Investor Services, PO Box 505000, Louisville, KY 40233-9814 USA no later than 11:59 p.m. Eastern Standard Time on the last business day before the meeting that you want to revoke your proxy (or if the meeting is adjourned or postponed, the last business day before the adjourned or postponed meeting); or

•voting in person at the meeting.

Your attendance at the meeting alone will not revoke your proxy.

How do I attend the meeting and vote in person?

If you wish to attend our annual meeting in Dublin, Ireland in person, we request that you notify us in advance, if possible, by sending our General Counsel written notice at the offices of our subsidiary Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA. If you need directions to the meeting, please contact Investor Relations by email at ir@cimpress.com or by phone at +1 781-652-6480. You will need to present the proxy card that you received, together with a form of personal photo identification, in order to be admitted.

If you wish to attend the meeting and your shares are held in street name by a bank or brokerage firm, then you must bring with you to the meeting an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the meeting. To be able to vote your shares held in street name at the meeting, you will need to obtain a legal proxy from the holder of record, i.e., your bank or brokerage firm.

What vote is required?

Under Cimpress' Constitution, holders of at least a majority of our outstanding ordinary shares must be represented at the annual meeting to constitute a quorum, and the following vote is required to approve each of the proposals described in this proxy statement, in each case assuming a quorum is present:

•All proposals except Proposal 5: At least a majority of votes cast at the annual meeting voting FOR approval is required to approve these proposals. (Note that in the case of Proposal 2 (advisory “say on pay”), the vote is non-binding and advisory in nature, but our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.)

•Proposal 5 (renew authority of our Board to opt out of statutory preemption rights): At least 75% of the votes cast at the annual meeting voting FOR approval is required to approve this proposal.

For all proposals, Irish law provides that ordinary shares represented at the meeting and abstaining from voting will count as shares present at the meeting for the purpose of determining whether there is a quorum but will not count for the purpose of determining the number of votes cast. Broker non-votes will not count as shares present at the meeting or for the purpose of determining the number of votes cast. “Broker non-votes” are shares that are held in street name by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

How will votes be counted?

Each ordinary share voted will be counted as one vote according to the instructions contained on a properly completed proxy or on a ballot voted in person at the meeting. Abstentions and broker non-votes are not counted as either votes in favor of a proposal or votes against a proposal and therefore have no impact on the voting, although abstentions do count for the purpose of determining the size of the quorum.

Who will count the votes?

Computershare Trust Company, Inc., our transfer agent, will count, tabulate, and certify the votes.

How does our Board of Directors recommend that I vote on the proposals?

Our Board recommends that you vote FOR all 7 proposals.

Do the executive officers or directors have any substantial interests in these proposals?

No, our executive officers and directors do not have any substantial direct or indirect interests in the proposals, except to the extent of their ownership of our ordinary shares or their own appointment to our Board of Directors.

Will any other business be conducted at the meeting or will other matters be voted on?

Our Board does not know of any other matters that may come before the meeting. If any other matter properly comes before the meeting, then, to the extent permitted by applicable law, the persons named in the proxy card that accompanies this proxy statement may exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find the voting results?

Within four business days after the annual meeting, we will report the voting results on a Current Report on Form 8-K that we will file with the SEC.

How and when may I submit a shareholder proposal, including a shareholder nomination for a Board position, for the 2026 annual general meeting?

Because we are an Irish public limited company whose shares are traded on a U.S. securities exchange, both U.S. and Irish rules and timeframes will apply if you wish to submit a candidate to be considered for election to our Board of Directors at our 2026 annual general meeting or if you wish to submit another kind of proposal for consideration by shareholders at our 2026 annual general meeting.

Under our Constitution, in order to nominate a candidate for election as a director or bring other business before our 2026 annual general meeting, you must deliver notice of the matter, in compliance with the Constitution, to the address listed below no earlier than 120 calendar days and no later than 90 calendar days before the first anniversary of the 2025 annual meeting. However, if the date of our 2026 annual general meeting is more than 30 calendar days before or more than 60 calendar days after the first anniversary of the 2025 annual meeting, you must deliver the required notice no earlier than 120 calendar days before the 2026 annual general meeting and no later than the later of 90 calendar days before the 2026 annual general meeting or five calendar days after the day on we first publicly announce the date of our 2026 annual general meeting.

Under U.S. securities laws, if you wish to have a proposal included in our proxy statement for the 2026 annual general meeting, then in addition to the above requirements, you also need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, and we must receive your proposal at our office in Dundalk, Ireland as set forth below no later than July 8, 2026. To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice at our office in Dundalk, Ireland as set forth below no later than October 18, 2026, and the notice must set forth the information required by Rule 14a-19 under the Securities Exchange Act.

Any proposals, nominations or notices under our Constitution or pursuant to Rule 14a-8 or 14a-19 should be sent to:

Secretary, Cimpress plc
First Floor Building 3, Finnabair Business and Technology Park
Dundalk, Co. Louth, A91 XR61
Ireland

With a copy to:
General Counsel
Cimpress USA Incorporated
275 Wyman Street
Waltham, MA 02451
USA

What are the costs of soliciting these proxies?

We will bear the costs of solicitation of proxies. We have retained Alliance Advisors for a fee of $15,500 plus expenses to assist us in soliciting proxies from our shareholders and to verify certain records relating to the solicitation. We and our directors, officers, and selected other employees may also solicit proxies by mail, telephone, e-mail, or other means of communication. Directors, officers, and employees who help us in soliciting proxies will not be specially compensated for those services, but they may be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their solicitation. We will request brokers, custodians, and fiduciaries to forward proxy soliciting material to the owners of our ordinary shares that they hold in their names and will reimburse these entities for their out-of-pocket expenses incurred in connection with the distribution of our proxy materials.

Householding of Annual Meeting Materials

Some banks, brokers, and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to shareholders may be sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you contact us by emailing ir@cimpress.com, write us at Investor Relations, Cimpress, 275 Wyman Street, Waltham, MA 02451 USA, or call us at telephone no. +1 781-652-6480. If you want to receive separate copies of the proxy statement or annual report to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder if you hold your shares in street name, or you may contact us per the above if you are a holder of record.

APPENDIX A

Non-GAAP Financial Measures for Long-Term Incentive Awards:

FY25 PSU awards included targets for financial metrics that are non-GAAP financial measures and are determined from Cimpress’ audited financial statements as set forth below:
•Cimpress organic constant-currency revenue is Cimpress consolidated revenue for fiscal year 2025 measured at fiscal year 2025 budget currency rates (translating all non-U.S. dollar denominated revenue generated in fiscal year 2025 to the U.S. dollar using the budgeted exchange rate for the applicable currency), less any revenue impact from acquisitions closed during fiscal year 2025.
•Vista segment organic constant-currency revenue is Vista segment revenue for fiscal year 2025 measured at fiscal year 2025 budget currency rates (translating all non-U.S. dollar denominated revenue generated in fiscal year 2025 to the U.S. dollar using the budgeted exchange rate for the applicable currency), less any revenue impact on the Vista segment from acquisitions closed during fiscal year 2025.
•Cimpress adjusted EBITDA is Cimpress consolidated net income for fiscal year 2025 plus the following items for fiscal year 2025: income tax expense (benefit); loss (gain) on early extinguishment of debt; interest expense, net; other income, net; depreciation and amortization; share-based compensation expense; restructuring-related charges and certain impairments and other adjustments; as well as adjustments to include the effect of certain items that were previously added back as part of other income, net, which includes proceeds from insurance recoveries and realized gains or losses on currency derivatives that are intended to hedge our adjusted EBITDA exposure to foreign currencies for which we do not apply hedge accounting; less any adjusted EBITDA from acquisitions closed during fiscal year 2025.
•Vista segment adjusted EBITDA is segment EBITDA for fiscal year 2025 plus the following items for fiscal year 2025: share-based compensation expense; and adjustments to neutralize the impact of currency by using the same budgeted exchange rates referenced above with respect to revenue; less any adjusted EBITDA impact on the Vista segment from acquisitions closed during fiscal year 2025.
•Cimpress unlevered adjusted free cash flow is net cash provided by (used in) operating activities for fiscal year 2025 less the following items for fiscal year 2025: purchases of property, plant and equipment; purchases of intangible assets not related to acquisitions; and capitalization of software and website development costs; plus the following items for fiscal year 2025: payment of contingent consideration in excess of acquisition-date fair value, gains on proceeds from insurance, and proceeds from the sale of assets; plus cash interest, net for fiscal year 2025; less any unlevered free cash flow from acquisitions closed during fiscal year 2025.
•Vista segment unlevered adjusted free cash flow is segment EBITDA for fiscal year 2025 less the following items for the segment for fiscal year 2025: capital expenditures; purchases of intangible assets not related to acquisitions; capitalization of software and website development costs; net working capital changes; and cash taxes; plus the following items for the segment for fiscal year 2025: share-based compensation expense; proceeds from the sale of assets; and adjustments to neutralize the impact of currency by using the same budgeted exchange rates referenced above with respect to revenue; less any unlevered free cash flow impact on the Vista segment from acquisitions closed during fiscal year 2025.
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APPENDIX B

Form of Proxy

Cimpress plc

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by internet or telephone.

Vote Your Proxy on the Internet:
Go to www.AALvote.com/CMPR
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote Your Proxy by Phone:
Call 1-866-804-9616
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

Vote Your Proxy by Mail:
Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

Mr AB Sample
Sample Street
Sample Town
Sampleshire, XXX XXX

As a stockholder of Cimpress plc, you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m, Eastern Time, on December 16, 2025.

CONTROL NUMBER

▼ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▼

CIMPRESS PLC

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF CIMPRESS PLC

The undersigned, revoking all prior proxies, hereby appoints Robert Keane, Sean Quinn and Matthew Walsh, and each of them with full power of substitution, as proxies to represent and vote as designated hereon all ordinary shares of Cimpress plc that the undersigned would be entitled to vote if personally present at the Annual General Meeting of Shareholders of Cimpress on Wednesday, December 17, 2025 at the offices of Matheson LLP, 70 Sir John Rogerson's Quay, Dublin 2, D02 R296, Ireland commencing at 6:00 p.m. Dublin Time and any adjournments thereof.

Please check here if you plan to attend the Annual Meeting. ☐

Mr AB Sample
Sample Street
Sample Town
Sampleshire, XXX XXX

CONTROL NUMBER

Address change:

(If you noted any Address Changes above, please mark box.) ☐

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Signature____________________

Date____________________

Title____________________

Signature (Joint Owners)____________________

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person.

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The Notice and Proxy Statement and Annual Report are available at:
https://web.viewproxy.com/cimpress/2025

▼ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▼

When properly executed, your proxy card/voting instruction form will be voted in the manner you direct. If you do not specify your choices, your shares will be voted FOR each of Proposals 1–7.

Please mark your votes like this ☒

Your Board of Directors recommends a vote FOR each of Proposals 1-7.

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

3. Approve, on a non-binding, advisory basis, the compensation of Cimpress' named executive officers, as described in the company's proxy statement.

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

6. Reappoint PricewaterhouseCoopers Ireland as Cimpress' statutory auditor under Irish law until Cimpress' annual general meeting in 2026.

FOR ☐ AGAINST ☐ ABSTAIN ☐

7. Authorize Cimpress' Board of Directors or Audit Committee to determine the remuneration of PricewaterhouseCoopers Ireland.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Note: Such other business as may properly come before the meeting or any adjournment thereof. Shareholders can obtain directions to the meeting by calling Investor Relations at +1 781-652-6480.

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